Published CUSIP Number: Deal: 13313BAG5
Rev: 13313BAH3

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of August 7, 2015

among
CAMDEN PROPERTY TRUST,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,

DEUTSCHE BANK SECURITIES INC.,
PNC BANK NATIONAL ASSOCIATION,
REGIONS BANK,
SUNTRUST BANK,
THE BANK OF NOVA SCOTIA,
U.S. BANK NATIONAL ASSOCIATION, and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Documentation Agents,

BRANCH BANKING AND TRUST COMPANY,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Managing Agents,

and
The Other Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
J.P. MORGAN SECURITIES LLC
as
Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES

2.01	Commitments and Applicable Percentages
2.04	Existing Letters of Credit
5.06	Litigation
5.09	Environmental Matters
5.13	Consolidated Subsidiaries and Other Equity Investments
10.02	Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Committed Loan Notice
B-1	Bid Request
B-2	Competitive Bid
C	Swing Line Loan Notice
D	Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G	Guaranty Agreement
H	Contribution Agreement
I	Opinion Matters
J	Form of U.S. Tax Compliance Certificates

v

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of August 7, 2015, among CAMDEN PROPERTY TRUST, a Texas real estate investment trust (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and JPMORGAN CHASE BANK, N.A., as Syndication Agent.
RECITALS
A.    Borrower, Administrative Agent, Syndication Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated September 22, 2011 (the “Existing Credit Agreement”) governing the Loan;
B.    Borrower has requested and Lenders have agreed to extend the maturity date of the Loan, increase the stated principal amount of the Loan, and make certain other modifications and amendments to the Loan, as more fully set forth herein and in the Loan Documents; and
C.    This Agreement amends and restates the Existing Credit Agreement, but does not constitute a novation of the Obligations arising thereunder.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Act” has the meaning specified in Section 10.18.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

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“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Second Amended and Restated Credit Agreement.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.03 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Facility Fee	Eurodollar Rate +	Base Rate +	Letters of Credit
1	A-/A3 or better	0.125	0.850	0.000	0.850
2	BBB+/Baa1	0.150	0.900	0.000	0.900
3	BBB/Baa2	0.200	1.000	0.000	1.000
4	BBB-/Baa3	0.250	1.200	0.200	1.200
5	<BBB-/Baa3	0.300	1.550	0.550	1.550
“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Borrower has only one Debt Rating, then that Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.
Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date

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immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, in their capacity as joint lead arrangers and sole bookrunners.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Consolidated Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.03.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the one‑month Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect as of 12:01 a.m. on the day specified in the public announcement of such change.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 3

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.
“Bid Loan” has the meaning specified in Section 2.03(a).
“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.
“Bid Loan Sublimit” means an amount equal to fifty percent (50%) of the Commitment. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit B-1 or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent).
“Bookrunners” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing, a Bid Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Camden L.P.” means Camden Operating L.P., a Delaware limited partnership, and its successors.
“Camden Realty” means Camden Realty, Inc., a Delaware corporation, and its successors.
“Camden Summit” means Camden Summit Partnership, L.P., a Delaware limited partnership, and its successors.
“Camden USA” means Camden USA, Inc., a Delaware corporation, and its successors.
“Cash Collateralize” or “Cash Collateralized” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 4

in respect of Swing Line Loans, or obligations of the Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its or their sole discretion, as applicable, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least “BBB+” or the equivalent thereof from S&P, or “Baa1” or the equivalent thereof from Moody’s, with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire,

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 5

whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.

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“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, determined in accordance with GAAP on a consolidated basis for Borrower and its Consolidated Subsidiaries, an amount equal to the sum of consolidated net income before taxes, gains or losses on sale of operating properties, and preferred dividends (as determined in accordance with GAAP), plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes, for such period, as adjusted for any non-recurring items during such period.
“Consolidated Subsidiary” means at any date each Subsidiary of Borrower the accounts of which, in accordance with GAAP, would be consolidated with the accounts of Borrower on the consolidated financial statements of Borrower as of such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Agreement” means the Amended and Restated Contribution Agreement in the form attached hereto as Exhibit H, to be dated of even date herewith, executed by and among Borrower and each Guarantor Subsidiary as of the Closing Date, and by each other Person that becomes a Guarantor Subsidiary after the Closing Date, which joinder may be by a supplement thereto, or any separate new or replacement Contribution Agreement executed by one or more Guarantor Subsidiaries after the Closing Date, and all amendments, supplements, replacements and restatements thereof.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Core Investments” means direct Investments of Borrower and its Consolidated Subsidiaries in completed multi-family Real Estate.

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“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Consolidated Affiliate” has the meaning set forth in Section 1.03(b).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest

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does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.
“Development Properties” means Real Estate comprised of multi-family projects under construction, or in pre-construction phases of the development process, but not yet completed.
“Dispose” means the sale, transfer, license, lease (excluding leases of residential apartments or commercial spaces) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Ground Lease” means a lease meeting at least the following requirements: (a) a remaining term (including renewal options exercisable at lessee’s sole option) of at least thirty (30) years, (b) the leasehold interest is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld by landlord, and (c) the ground lease contains customary lender protection provisions acceptable to Administrative Agent in that, among other things, it provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee’s lender, (ii) a right of the lessee to pledge or mortgage the leasehold interest, (iii) recognition of a foreclosure of the leasehold interest including entering into a new lease with the lender, and (iv) no right of landlord to terminate without consent of lessee’s lender except after a default which remains uncured after notice and opportunity to cure given to lessee’s lender. Each of the following shall be an Eligible Ground Lease notwithstanding that any of the following may not comply with the requirements of this definition: properties in Corpus Christi, Nueces County, Texas, containing 7.494, 4.841, 3.603, 1.410, 1.261, 2.342, 1.429, 2.238 and 3.594 acres, respectively, subject to ground leases from The Board of Regents of The Texas A&M University System to Borrower as lessee, consisting of nine tracts, and commonly known as Camden Miramar Apartments.

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“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Consolidated Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

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“Eurodollar Bid Margin” means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
“Eurodollar Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurodollar Rate.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which comparable or successor rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Committed Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a Eurodollar Margin Bid Loan.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Gross Cash” means the amount of Gross Cash in excess of $35,000,000.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning given to such term in the Recitals of this Agreement.
“Existing Letters of Credit” means the letters of credit listed on Schedule 2.04.
“Extension Option” has the meaning set forth in Section 2.15.
“Facility Fee” means the non-refundable fee described in Section 2.10(a).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

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“Fixed Charges” means with respect to Borrower and its Consolidated Subsidiaries for any period, the sum of all interest expense incurred (including capitalized interest), and all scheduled principal payments (excluding balloon payments) made or to have been made during such period, plus any mandatory Restricted Payments made during such period with respect to any stock or other similar ownership interests other than common stock (or ownership interests equivalent to common stock), plus a capital improvement reserve equal to $200 per year multiplied by the weighted average of the number of apartment units in all Properties, for the applicable period.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fronting Fee” means the fee payable to the L/C Issuer upon the issuance of a Letter of Credit which Fronting Fee shall be equal to the greater of (a) $1,500.00 per annum, or (b) 0.125% per annum of the then maximum amount available to be drawn under such Letter of Credit.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds from Operations” means the term “Funds from Operations” as such term is defined by the National Association of Real Estate Investment Trusts, as such term may be modified, revised or redefined from time to time by said association, or if said association no longer exists or no longer promulgates a definition for such term, then such other meaning as is selected by Administrative Agent in its reasonable determination.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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“General Partner” means, as applicable, CPT-GP, Inc., a Delaware corporation, the sole general partner of Camden L.P., and Camden Summit, Inc., a Delaware corporation, the sole general partner of Camden Summit Partnership, L.P., and their successors.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Gross Asset Value” means on any date of determination, the sum of the following, without duplication: (a) Net Cash, plus (b) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Unstabilized Properties owned by Borrower, a Consolidated Subsidiary or a Deemed Consolidated Affiliate (as would be shown on Borrower’s consolidated balance sheet if such Deemed Consolidated Affiliate were a Consolidated Subsidiary). “Unstabilized Properties” means all Development Properties until the earlier of, for each Development Property, (i) eighteen (18) months following the date on which such Development Property was completed, or (ii) the first fiscal quarter in which the average occupancy rate for such Development Property (computed on a weighted average basis) in such Development Property is at least 90%, plus (c) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Recently Acquired Properties owned by Borrower, a Consolidated Subsidiary or a Deemed Consolidated Affiliate (as would be shown on Borrower’s consolidated balance sheet as though such Deemed Consolidated Affiliate were a Consolidated Subsidiary). “Recently Acquired Properties” means all developed Real Estate acquired by Borrower, any Consolidated Subsidiary or any Deemed Consolidated Affiliate, until, for each piece of acquired Real Estate, the one-year anniversary of the date of acquisition of such Real Estate, plus (d) the quotient obtained by dividing (i) annualized Consolidated EBITDA (grossed up to include any Deemed Consolidated Affiliate) from completed and stabilized Real Estate, for the immediately preceding fiscal quarter, adjusted to exclude any amount included in Consolidated EBITDA with respect to (1) Real Estate disposed of prior to the date of determination, (2) Unstabilized Properties included under clause (b) above, and (3) Recently Acquired Properties included under clause (c) above, by (ii) a capitalization rate equal to 6.00%, plus (e) the book value determined in accordance with GAAP (all as shown on Borrower’s consolidated balance sheet) of (i) all undeveloped Real Estate, (ii) Investments of Borrower and its Consolidated Subsidiaries in Unconsolidated Affiliates (but excluding Deemed Consolidated Affiliates), (iii) notes, mortgages and other evidences of indebtedness held by Borrower or any Consolidated Subsidiary, and (iv) accounts receivable of Borrower and its Consolidated Subsidiaries.

“Gross Asset Value of Unencumbered Properties” means on any date of determination, the sum of the following, without duplication, provided that such values shall be determined and included with respect only to Unencumbered Properties: (a) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Unstabilized Properties owned by Borrower, a Guarantor Subsidiary or a Consolidated Subsidiary owning Unencumbered Property, plus (b) the aggregate cost book value (i.e. excluding depreciation) determined in accordance with GAAP of all Recently Acquired Properties owned by Borrower, a Guarantor Subsidiary or a Consolidated Subsidiary owning Unencumbered Property, plus (c) the quotient obtained by dividing (i) annualized Unencumbered Adjusted NOI for the immediately preceding fiscal quarter, adjusted

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 14

to exclude any amount included in Unencumbered Adjusted NOI with respect to (1) Real Estate disposed of prior to the date of determination, (2) Unstabilized Properties included under clause (a) above, and (3) Recently Acquired Properties included under clause (b) above, by (ii) a capitalization rate equal to 6.00%.
“Gross Cash” means the aggregate of all cash and Cash Equivalents of Borrower and the Consolidated Subsidiaries, excluding restricted cash (including cash pledged as security) and escrow deposits.
“Ground-Leased Qualifying Properties” means Real Estate in which the interest of Borrower or the respective Guarantor Subsidiary or Consolidated Subsidiary is a leasehold interest pursuant to an Eligible Ground Lease.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor Subsidiary” and “Guarantor Subsidiaries” means, collectively, Camden USA, Camden L.P., Camden Summit and Camden Realty, and each Consolidated Subsidiary that executes a Guaranty Agreement (or joins in the execution of the Guaranty Agreement, which joinder may be by a supplement thereto) after the Closing Date pursuant to the terms of this Agreement, and their respective successors and assigns.

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“Guaranty Agreement” means the Amended and Restated Guaranty made by the Guarantor Subsidiary in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.
“Guaranty Proceeds” has the meaning specified in Section 6.15.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Improvements” means all improvements now or at any time hereafter located on any of the Real Estate (or any designated part thereof).
“Indebtedness” means, as to any Person, all indebtedness or liabilities of such Person which, in accordance with GAAP would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, together with all of the following to the extent not included in the balance sheet of such Person:
(a)without duplication, all contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(b)net obligations of such Person under any Swap Contract;

(c)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d)capital leases and Synthetic Lease Obligations;

(e)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a preferred interest redeemable by the holder, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(f)without duplication, all Guarantees of such Person.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Person is a single-purpose limited liability company owning no assets other than a less than 25% interest in the entity in which it is a general partner. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each month and the Maturity Date.
“Interest Period” means (a) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or Bid Request, as the case may be, or, in the case of Eurodollar Rate Committed Loans, such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrower in its Bid Request; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means with respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and binding options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding, but without duplication if such Investment is included elsewhere in this definition; (b) there shall be included

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as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investment any decrease in the value thereof.
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“JPMorgan Chase” means JPMorgan Chase Bank, N.A., and its successors.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means any Lender which acts as an issuer of Letters of Credit hereunder, which, in the absence of a different Lender which agrees to act as a L/C Issuer after being designated by Administrative Agent or requested by Borrower and reasonably approved by Administrative Agent, shall be, at Borrower’s option, either Bank of America or JPMorgan Chase, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

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“L/C Post-Maturity Exposure” means the aggregate amount available to be drawn under all Letters of Credit with an expiry after the Maturity Date.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Legal Requirements” means (a) any and all present and future judicial decisions, laws, permits, licenses or certificates, of any Governmental Authority in any way applicable to the Borrower or any Consolidated Subsidiary, (b) the presently or subsequently effective bylaws and articles or certificate of incorporation, partnership agreement and any other form of business association agreement of the Borrower or any Consolidated Subsidiary, (c) any and all covenants, conditions or restrictions applicable to the Real Estate or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Property or any portion thereof, or to which the Borrower or any Consolidated Subsidiary may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Property or any material part thereof, by the Borrower or any Consolidated Subsidiary, or (ii) the financial condition of the Borrower or any Consolidated Subsidiary.
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent , which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letter[s] of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is twelve months after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

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“Letter of Credit Sublimit” means an aggregate amount equal to $50,000,000.00, provided, however, such amount shall not exceed $25,000,000 for any single L/C Issuer at any time. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Litigation” means any proceeding, claim, suit, action, arbitration, mediation, case or investigation by, before or involving any Governmental Authority.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan, a Bid Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, and the Guaranty, the Contribution Agreement, and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to the Loans, the Letters of Credit, or the Notes or otherwise executed or delivered from time to time pursuant to or in connection with this Agreement, as the same may be supplemented, modified, amended, renewed, extended, rearranged, restated or replaced from time to time.
“Loan Parties” means, collectively, the Borrower and each Guarantor Subsidiary.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Acquisition” means any transaction or series of related transactions by which the Borrower or any Consolidated Subsidiary acquires properties for a purchase price in excess of ten percent (10%) of the Gross Asset Value of Borrower.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Consolidated Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means August 7, 2019, as such date may be extended by the Extension Option, provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

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“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i)(A), (a)(i)(B) or (a)(ii)(A), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, (iii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i)(A), (a)(i)(B) or (a)(ii)(A), an amount equal to 100% of the Outstanding Amount of all L/C Post-Maturity Exposure, and (iv) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their reasonable discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash” means (a) the amount of Gross Cash, if Gross Cash is less than or equal to $35,000,000, or (b) if Gross Cash is greater than $35,000,000, then $35,000,000, plus, if greater than zero dollars ($0.00), an amount equal to (i) Excess Gross Cash, less (ii) Total Consolidated Debt which matures within twenty-four (24) months of the applicable calculation date.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Core Investments” means direct or indirect Investments in undeveloped Real Estate, Development Properties, non-multi-family holdings, stock holdings, Swap Contracts, mortgages, notes and accounts receivables.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any

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proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Partially Owned Qualifying Property” means Real Estate in which the Borrower, Guarantor Subsidiaries or any other Consolidated Subsidiary own less than 100%, but no less than 66 2/3%, of the legal and beneficial interest in such Real Estate or 66 2/3% of the Voting Interests in the Person which directly owns such Real Estate and the Borrower, Guarantor Subsidiaries or other Consolidated Subsidiaries have the unrestricted right and ability to make all decisions regarding the sale, leasing or other disposition of such Real Estate, the ability to put a Lien on such Real Estate and the ability to obtain any financing secured by, or related to, such Real Estate.

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“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Liens” means (a) Liens granted to Administrative Agent for the benefit of the Lenders to secure the Obligations, (b) pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pensions or social security programs, (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (d) Liens for taxes, assessments and governmental charges not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, or Liens imposed by mandatory provisions of law such as for materialmen’s, mechanics’, warehousemen’s and other similar Liens arising in the ordinary course of business, securing payment of any liability whose payment is not yet due, (e) Liens on Property where the Borrower is insured against such Liens by title insurance, (f) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided, (g) Liens securing assessment bonds, so long as the Borrower is not in default under the terms thereof, or (h) Liens filed by mechanics and materialmen which have been bonded in accordance with statutory lien bonding procedures or which are being diligently contested in good faith, for which appropriate reserves have been established on the books of the Borrower or the appropriate Consolidated Subsidiary as required by GAAP.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pricing Change” means that a Lender has either (i) provided notice under Section 3.02 of the required conversion or prepayment of Eurodollar Rate Loans, (ii) determined that an alternative rate of interest for Impacted Loans should apply under Section 3.03, unless such determination is made by Administrative Agent or the Required Lenders, or (iii) made a demand for reimbursement under Section 3.04.
“Property” means, collectively, the Real Estate, the Improvements, and all other real or personal property and assets, and any interests therein, owned at any time by Borrower or any of its Consolidated Subsidiaries.
“Public Lender” has the meaning specified in Section 6.02.
“Real Estate” means all real property and Improvements at any time owned or leased (as lessee or sublessee) by Borrower or any of its Consolidated Subsidiaries.
“Recently Acquired Properties” has the meaning given to such term in the definition of “Gross Asset Value”.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 51% of the Total Credit Exposures of all Lenders or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 51% of the Total Outstandings (with the aggregate amount of each Lender’s participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this computation). The Total Credit Exposure of, and Total Outstandings held by, any Defaulting Lender shall be disregarded

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in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Consolidated Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Indebtedness” means Indebtedness of Borrower and its Consolidated Subsidiaries that is directly or indirectly secured by a Lien on any Real Estate, including (without duplication) all Guarantees associated with such Indebtedness.
“Secured Indebtedness (Net)” means Secured Indebtedness, less (a) if Gross Cash is less than or equal to $35,000,000, then the amount of zero dollars ($0.00), or (b) if Gross Cash is greater than $35,000,000, an amount equal to the lesser of (i) the amount of Secured Indebtedness which matures within twenty-four (24) months of the applicable calculation date, and (ii) Excess Gross Cash.

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“Senior Debt” has the meaning specified in Section 6.15.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.
“Swing Line Lender” means collectively, Bank of America and JPMorgan Chase, in their capacity as provider of Swing Line Loans, or any successor swing line lender hereunder. Each Swing Line Loan shall be funded in equal proportions by each Swing Line Lender and each Swing Line Lender shall be severally liable for funding its proportion of each Swing Line Loan.

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“Swing Line Loan” has the meaning specified in Section 2.05(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit C, or such other form as reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $45,000,000.00 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Syndication Agent” means JPMorgan Chase, in its capacity as syndication agent for the Lenders, or any successor Syndication Agent appointed pursuant to this Agreement.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” means $50,000,000.00.
“Total Consolidated Debt” at any time of determination, without duplication, means the sum of (a) consolidated Indebtedness of Borrower and its Consolidated Subsidiaries (including any then Deemed Consolidated Affiliates) which would be reflected on the consolidated balance sheet of Borrower prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, plus (b) the unfunded obligations of Borrower or any Consolidated Subsidiary (including any then Deemed Consolidated Affiliates) under outstanding letters of credit, plus (c) the amount of any Guarantee of Borrower or any Consolidated Subsidiary (including any then Deemed Consolidated Affiliates) that are reasonably quantifiable by Borrower (as confirmed by Administrative Agent) and which do not duplicate any amounts otherwise included under this definition of Total Consolidated Debt or the definition of Gross Asset Value.
“Total Consolidated Debt (Net)” means Total Consolidated Debt, less (a) if Gross Cash is less than or equal to $35,000,000, then the amount of zero dollars ($0.00), or (b) if Gross Cash is greater than $35,000,000, an amount equal to the lesser of (i) the amount of Total Consolidated Debt which matures within twenty-four (24) months of the applicable calculation date, and (ii) Excess Gross Cash.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

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“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Unsecured Debt” means Total Consolidated Debt, which includes, without limitation, the aggregate outstanding principal balance of the Notes, but which excludes all Secured Indebtedness.
“Total Unsecured Debt (Net)” means Total Unsecured Debt, less (a) if Gross Cash is less than or equal to $35,000,000, then the amount of zero dollars ($0.00), or (b) if Gross Cash is greater than $35,000,000, an amount equal to the lesser of (i) the amount of Total Unsecured Debt which matures within twenty-four (24) months of the applicable calculation date, and (ii) Excess Gross Cash.
“Trade Payables” means (i) unsecured trade payables incurred in the ordinary course of business which are required to be paid within ninety (90) days of the date incurred, and (ii) with respect to Development Properties, payments which become due in the ordinary course of business under architectural, engineering, development, construction and similar contracts.
“Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurodollar Margin Bid Loan.
“UCP” means, with respect to any Letter of Credit and on an exception basis only if so agreed by the Borrower and applicable L/C Issuer, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unconsolidated Affiliate” means any Person in which Borrower owns, directly or indirectly, an Investment, other than its Consolidated Subsidiaries.
“Unencumbered Adjusted NOI” means for any period the aggregate net operating income from Unencumbered Properties during such period (as calculated by Borrower in a manner reasonably acceptable to Administrative Agent), as adjusted (a) for any non-recurring items during such period, (b) for any property acquisitions and dispositions during such period, (c) for property supervision expenses, and (d) for a capital improvement reserve for the Unencumbered Properties for such period in the amount of $200 per year multiplied by the weighted average of the number of apartment units in all of the Unencumbered Properties for the applicable period. The Unencumbered Adjusted NOI generated by Ground Leased Qualifying Properties and Partially Owned Qualifying Properties, in each case, shall not represent more than ten percent (10%) of the Unencumbered Adjusted NOI.
“Unencumbered Property” and “Unencumbered Properties” means the Ground-Leased Qualifying Properties, the Partially-Owned Qualifying Properties, and other Real Estate that is owned one hundred percent (100%) in fee simple by Borrower, a Guarantor Subsidiary or another Consolidated Subsidiary, and which in each case satisfies all of the following conditions:
(a)    each Unencumbered Property shall be free and clear of all Liens other than Permitted Liens;

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(b)    no Unencumbered Property shall have any material environmental, structural, title, survey or other defects that would give rise to a materially adverse effect as to the value, use of, or ability to develop, lease, sell or refinance such property;
(c)    each Unencumbered Property shall consist solely of Real Estate located in the United States (i) that is a Development Property, or (ii) is fully operational as a multi-family residential apartment community (specifically excluding, without limitation, assisted living facilities, low income housing and any federally subsidized housing facility) and with respect to which all necessary valid certificates of occupancy for all improvements thereon have been issued and are in full force and effect; and
(d)    is owned by a Consolidated Subsidiary that either (i) does not have any Indebtedness other than Permitted Liens and Trade Payables, or (ii) has executed and delivered to Administrative Agent, for the benefit of Administrative Agent and the Lenders, a Guaranty Agreement and a Contribution Agreement (or, as applicable, a counterpart of the Guaranty Agreement, and a counterpart of the Contribution Agreement) or such other document(s) as the Administrative Agent shall reasonably deem appropriate for such purpose.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“Unstabilized Properties” has the meaning given to such term in the definition of “Gross Asset Value”.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Voting Interests” means Equity Interests, of any class or classes (however designated) the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, limited liability company, association, trust or other business entity involved.

1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement,

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instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.

(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)Special Treatment of Certain Unconsolidated Affiliates. Borrower’s Investments in Unconsolidated Affiliates shall be accounted for chronologically in time based on the date of Borrower’s investment therein, to the point where the total amount thereof (as shown on Borrower’s balance sheet prepared in accordance with GAAP) would exceed the lesser of (x) ten percent (10.00%) of Gross Asset Value or (y) $600,000,000.00 (the “Investment Accounting Threshold”). The Investment which causes such Investments to exceed, in the aggregate, the Investment Accounting Threshold, and all subsequent such Investments, shall be referred to herein as “Deemed Consolidated Affiliates”. In the event that (i) Borrower divests itself of an Investment in an Unconsolidated Affiliate (or a portion thereof) or increases its Investment in an Unconsolidated

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Affiliate (or the consideration value thereof changes for any reason), (ii) the Investment Accounting Threshold changes (such as by virtue of a change in Gross Asset Value), or (iii) for any other reason the designation of Investments as Deemed Consolidated Affiliates would be changed by a chronological accounting, then such chronological accounting shall be calculated and a new determination of Deemed Consolidated Affiliates obtained. Assets of any Deemed Consolidated Affiliate shall be reported and valued for purposes of Gross Asset Value as more particularly set forth in the definition thereof, and Indebtedness of any Deemed Consolidated Affiliate shall be deemed to be Indebtedness of Borrower and its Consolidated Subsidiaries.

(c)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto, other than liability arising from the gross negligence or willful misconduct of Administrative Agent in the administration of the Eurodollar Rate.

1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time

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to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02    Borrowings, Conversions and Continuations of Committed Loans.

(a)Borrower’s Election. Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Funding by Lenders. Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the

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Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)Conversion or Continuation. Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.

(d)Notice of Interest Rate. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)Number of Interest Periods. After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

(f)Cashless Settlement Mechanisms. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03    Bid Loans.

(a)General. Subject to the terms and conditions set forth herein, each Lender agrees that the Borrower may from time to time request the Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to the Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than ten different Interest

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Periods in effect with respect to Bid Loans at any time. Each Bid Loan shall have a maturity between fourteen (14) days and one-hundred eighty (180) days. Borrower is eligible to request a Bid Loan so long as (x) Borrower’s S&P Debt Rating is BBB- or better, or (y) Borrower’s Moody’s Debt Rating is Baa3 or better.

(b)Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Borrower. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

(c)Submitting Competitive Bids.

(i)The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrower and the contents of such Bid Request.

(ii)Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 9:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 9:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurodollar Margin Bid Loans, the Eurodollar Bid Margin with respect to each such Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

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(iii)Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.

(iv)Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

(d)Notice to Borrower of Competitive Bids. Not later than 10:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall notify the Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

(e)Acceptance of Competitive Bids. Not later than 10:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

(i)the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

(ii)the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

(iii)the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurodollar Bid Margins within each Interest Period; and

(iv)the Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

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(f)Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000; however in no event shall such rounding up cause the applicable Bid Borrowing to exceed the amount specified in the related Bid Request.

(g)Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

(h)Notice of Eurodollar Rate. If any Bid Borrowing is to consist of Eurodollar Margin Loans, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Lenders that will be participating in such Bid Borrowing of such Eurodollar Rate.

(i)Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than noon on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent.

(j)Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

2.04    Letters of Credit.

(a)The Letter of Credit Commitment.

(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date

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until the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day), to issue Letters of Credit for the account of the Borrower or its Consolidated Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Consolidated Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)The L/C Issuer shall not issue any Letter of Credit, if:

(A)subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

(C)the expiry date of the requested Letter of Credit would occur after the Maturity Date, unless Borrower Cash Collateralizes such requested Letter Credit in accordance with Section 2.17 at least thirty (30) days prior to the Maturity Date.

(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any

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Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $50,000;

(D)the Letter of Credit is to be denominated in a currency other than Dollars;

(E)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative

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Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means reasonably acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any

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Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Consolidated Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)Drawings and Reimbursements; Funding of Participations.

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(i)Upon examination and determination of compliance with Letter of Credit terms and conditions of documents presented by the beneficiary for payment under any Letter of Credit, the applicable L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof after the Honor Date (as hereinafter defined). Not later than 10:00 a.m. on the Business Day following the date of such notice of intended payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

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(iv)Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)Repayment of Participations.

(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or

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otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document, or any term or provision therein;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Consolidated Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the

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date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vi)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Consolidated Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, consequential, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the

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contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication ("SWIFT") message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.18, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate (set forth in the Letters of Credit column in “Applicable Rate”) on a per annum basis times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, quarterly, in arrears, the applicable Fronting Fee with respect to each Letter of Credit, computed on the amount available to be drawn under such Letter of Credit. Such Fronting Fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance

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with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.05    Swing Line Loans.

(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender (other than the Swing Line Lender) shall not exceed such Lender’s Commitment, (y) Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Notice must be received by the Swing Line Lender and the Administrative Agent not later than noon on the requested borrowing date, and shall

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specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)Refinancing of Swing Line Loans.

(i)The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than noon on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

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(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations.

(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such

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demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.06    Prepayments.

(a)The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to Administrative Agent and be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Committed Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05, if Administrative Agent has then provided written notice to Borrower delineating such additional amounts (failing in which such additional amounts shall be due and payable one Business Day following receipt by Borrower of a notice setting forth such amounts). Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.

(c)The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than noon on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 unless the

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outstanding principal balance of the applicable Swing Line Loan is then less than $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d)If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

2.07    Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $20,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Bid Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess, and (v) in no event shall Borrower be entitled to so reduce the Aggregate Commitments below $100,000,000.00, unless Borrower has elected to terminate the Aggregate Commitments in full. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.08    Repayment of Loans.

(a)The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

(b)The Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.

(c)The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.09    Interest.

(a)Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate (set

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forth in the Eurodollar Rate column in “Applicable Rate”); (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate (set forth in the Base Rate column in “Applicable Rate”); (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurodollar Rate for such Interest Period plus (or minus) the Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate (set forth in the Base Rate column in the “Applicable Rate”).

(b)(i)    If any amount of principal of any Loan is not paid when due (including any applicable grace periods except if the date due is the stated maturity), whether at stated maturity, by acceleration or otherwise, then upon Administrative Agent’s request, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (including any applicable grace periods except if the date due is the stated maturity), whether at stated maturity, by acceleration or otherwise, then upon Administrative Agent’s request, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:

(a)Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee equal to the Applicable Rate (set forth in the Facility Fee column in “Applicable Rate”) on a per annum basis times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.18. The facility

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fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)Bid Loan Auction Fee. In consideration for Administrative Agent’s services in administering the auctions for all Competitive Bids, Borrower shall pay to Administrative Agent a fee (a “Bid Loan Auction Fee”) in the amount of $2,500 for each Bid Request in excess of two such Bid Requests in each calendar month, with such Bid Loan Auction Fee to be paid at the time of submission by Borrower of each Bid Request after the second Bid Request in the applicable calendar month, which fee shall be non-refundable (even if Borrower cancels the proposed Competitive Bid auction or no offers are made by the Lenders).

2.11    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. All fees shall be made on the basis of a year of 365 or 366 days, as the case may be and actual days elapsed. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.12    Evidence of Debt.

(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each

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Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13    Payments Generally; Administrative Agent’s Clawback.

(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Committed Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall

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promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any

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of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Consolidated Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.15    Extension of Maturity Date. Borrower shall have two (2) separate options (each an “Extension Option”) to extend the Loans for a period of six (6) months each from the Maturity Date then in effect hereunder (the “Existing Maturity Date”), each such Extension Option being exercisable only once as provided below, and subject to satisfaction of each of the following conditions:

(a)Administrative Agent shall have received written notice of Borrower’s election to exercise the Extension Option at least thirty (30) but no more than one hundred twenty (120) days before the Existing Maturity Date (as then in effect).

(b)There shall exist no Default or Event of Default at the time Borrower elects to exercise the Extension Option or at the Existing Maturity Date (as then in effect).

(c)Borrower and each Guarantor Subsidiary shall have executed and delivered to Administrative Agent a modification and extension agreement, (i) confirming that the entity documents for the Borrower and Guarantor Subsidiaries previously delivered to Administrative Agent are still in full force and effect, without modification, except to the extent such modifications

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are (A) permitted under the terms of this Agreement, (B) modifications of a ministerial nature, or (C) otherwise approved by the Required Lenders, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Existing Maturity Date (as then in effect), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists.

(d)Borrower shall pay to Administrative Agent, for the benefit of each Lender in accordance with its Applicable Percentage as of the effective date of the extension, an additional non-refundable commitment fee in the amount of 0.0625% of the Aggregate Commitments (the “Extension Fee”) in consideration for their Commitment until the applicable extended Maturity Date, which Extension Fee shall be due with respect to each Extension Option and payable not later than the Existing Maturity Date (as then in effect). As of the date of the Borrower’s delivery of written notice electing to exercise each Extension Option, the applicable Extension Fee will have been earned in full and be a bona fide commitment fee intended as reasonable compensation to Lenders for their Commitment until the applicable extended Maturity Date.

(e)The Borrower shall pay to Administrative Agent all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in connection with such extension and the documentation thereof.

(f)During each extended term, all terms and conditions of the Loan Documents (including but not limited to interest rates and payments) pertaining to the Loans shall continue to apply; provided, however, that the term “Maturity Date” and all references to such term in this Agreement and the other Loan Documents shall mean and refer to the extended Maturity Date, which after exercise of the first Extension Option, shall be February 7, 2020, and after exercise of the second Extension Option (and only if the first Extension Option is exercised) shall be August 7, 2020.

All references in this Agreement or any other Loan Document to the exercise of each Extension Option shall be deemed to refer to satisfaction of all conditions set forth above.
2.16    Increase in Commitments.

(a)Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may on a one-time basis, request an increase in the Aggregate Commitments not exceeding $300,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

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(b)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld, conditioned or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f)Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.

2.17    Cash Collateral.
(a)Certain Credit Support Events/Instances. (i)(A) If the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing which Borrower has not reimbursed in the time and manner required by this Agreement, or (B) if as of thirty (30) days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, then (ii)(A) the Borrower shall be required to provide Cash Collateral pursuant to

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Section 8.03(c), or (B) if there shall exist a Defaulting Lender, the Borrower shall promptly (in the case of clause (ii)(A) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (ii)(B) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). In addition to the foregoing, prior to, and as a condition to L/C Issuer’s issuance of a Letter of Credit with an expiry after the Maturity Date, Borrower shall be required to Cash Collateralize such Letter of Credit by delivering to Administrative Agent Cash Collateral in an amount equal to the Minimum Collateral Amount to cover all L/C Post-Maturity Exposure.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a blocked, non-interest bearing accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.03 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure, L/C Post-Maturity Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure, L/C Post-Maturity Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by Administrative Agent and the L/C Issuer, acting in good faith, that there exists excess Cash Collateral; provided, however, (x) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure, L/C Post-Maturity Exposure, or other obligations.

2.18    Defaulting Lenders.

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(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be

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deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)Each Defaulting Lender shall be entitled to receive fees payable under Section 2.10(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Committed Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C)With respect to any fee payable under Section 2.10(a) any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

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(b)Defaulting Lender Cure.    If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(ii)(B)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.

(i)Subject to Borrower’s right to contest the validity of same, the BORROWER SHALL, AND DOES HEREBY, INDEMNIFY EACH RECIPIENT, AND BORROWER SHALL MAKE PAYMENT IN RESPECT THEREOF WITHIN 10 DAYS AFTER DEMAND THEREFOR, FOR THE FULL AMOUNT OF ANY INDEMNIFIED TAXES (INCLUDING INDEMNIFIED TAXES IMPOSED OR ASSERTED ON OR ATTRIBUTABLE TO AMOUNTS PAYABLE UNDER THIS SECTION 3.01) PAYABLE OR PAID BY SUCH RECIPIENT OR REQUIRED TO BE WITHHELD OR DEDUCTED FROM A PAYMENT TO SUCH RECIPIENT, AND ANY PENALTIES, INTEREST AND REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. THE BORROWER SHALL, AND DOES HEREBY, INDEMNIFY THE ADMINISTRATIVE AGENT, AND SHALL MAKE PAYMENT IN RESPECT THEREOF WITHIN 10 DAYS AFTER DEMAND THEREFOR, FOR ANY AMOUNT WHICH A LENDER OR THE L/C ISSUER FOR ANY REASON FAILS TO PAY INDEFEASIBLY TO THE ADMINISTRATIVE AGENT AS REQUIRED PURSUANT TO SECTION 3.01(C)(ii) BELOW.

(ii)EACH LENDER AND THE L/C ISSUER SHALL, AND DOES HEREBY, SEVERALLY INDEMNIFY, AND SHALL MAKE PAYMENT IN RESPECT THEREOF WITHIN 10 DAYS AFTER DEMAND THEREFOR, (X) THE ADMINISTRATIVE AGENT AGAINST ANY INDEMNIFIED TAXES ATTRIBUTABLE TO SUCH LENDER OR THE L/C ISSUER (BUT ONLY TO THE EXTENT THAT THE BORROWER HAS NOT ALREADY INDEMNIFIED THE ADMINISTRATIVE AGENT FOR SUCH INDEMNIFIED TAXES AND WITHOUT LIMITING THE OBLIGATION OF

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THE BORROWER TO DO SO), (Y) THE ADMINISTRATIVE AGENT AND THE BORROWER, AS APPLICABLE, AGAINST ANY TAXES ATTRIBUTABLE TO SUCH LENDER'S FAILURE TO COMPLY WITH THE PROVISIONS OF SECTION 10.06(D) RELATING TO THE MAINTENANCE OF A PARTICIPANT REGISTER AND (Z) THE ADMINISTRATIVE AGENT AND THE BORROWER, AS APPLICABLE, AGAINST ANY EXCLUDED TAXES ATTRIBUTABLE TO SUCH LENDER OR THE L/C ISSUER, IN EACH CASE, THAT ARE PAYABLE OR PAID BY THE ADMINISTRATIVE AGENT OR THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT, AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. EACH LENDER AND THE L/C ISSUER HEREBY AUTHORIZES THE ADMINISTRATIVE AGENT TO SET OFF AND APPLY ANY AND ALL AMOUNTS AT ANY TIME OWING TO SUCH LENDER OR THE L/C ISSUER, AS THE CASE MAY BE, UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY AMOUNT DUE TO THE ADMINISTRATIVE AGENT UNDER THIS CLAUSE (ii).

(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, but in such instance Administrative Agent and Borrower shall be entitled to deduct or withhold such withholding Tax.

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(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

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(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv)For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses

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(including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon

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the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a)  the Administrative Agent reasonably determines that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.

(a)Increased Costs Generally. If any Change in Law shall:

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(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the basis for determination of the compensation, the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

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For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement or increase the cost to Borrower of obtaining such Credit Extension. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01    Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of

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certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement, the Guaranty and the Contribution Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each Consolidated Subsidiary is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)a favorable opinion of Dentons US LLP or other attorney reasonably acceptable to Administrative Agent, as counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(vi)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Debt Ratings;
(viii)a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower ended on June 30, 2015, signed by a Responsible Officer of the Borrower;

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(ix)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and
(x)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
(b)Any fees required to be paid on or before the Closing Date shall have been paid.

(c)Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)The Closing Date shall have occurred on or before August 7, 2015.

(e)The Loans of any Lender (as each of those terms are defined in the Existing Credit Agreement) under the Existing Credit Agreement which is not continuing as a Lender under this Agreement shall have been repaid in full or will be repaid in full simultaneously with the initial Credit Extension hereunder.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

(a)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

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(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V. REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and General Partner (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Consolidated Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

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5.05    Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities of the Borrower and its Consolidated Subsidiaries as of the date thereof.

(b)The unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries dated June 30, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Consolidated Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Consolidated Subsidiary thereof, of the matters described on Schedule 5.06.

5.07    No Default. Neither any Loan Party nor any Consolidated Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens. Each of the Borrower and each Consolidated Subsidiary has (for so long as any parcel of such real property is owned) good record and marketable title in fee simple to, or valid leasehold interests in, substantially all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the

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Borrower and its Consolidated Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09    Environmental Compliance. The Borrower and its Consolidated Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10    Insurance. The properties of the Borrower and its Consolidated Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies similar in size to Borrower and its Consolidated Subsidiaries engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Consolidated Subsidiary operates.

5.11    Taxes. The Borrower and each Consolidated Subsidiary have filed all material Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which (a) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) failure to pay would not have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Consolidated Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Consolidated Subsidiary thereof is party to any tax sharing agreement.

5.12    ERISA Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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(c)(i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13    Consolidated Subsidiaries; Equity Interests. As of the date of this Agreement, the Borrower has no Consolidated Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Consolidated Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. As of the date of this Agreement, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and nonassessable.

5.14    Margin Regulations; Investment Company Act.

(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) in violation of any Legal Requirements, or extending credit for the purpose of purchasing or carrying margin stock in violation of any Legal Requirements.

(b)None of the Borrower, any Person Controlling the Borrower, or any Consolidated Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Consolidated Subsidiaries is subject, and all other matters known to it, that, to the best of its knowledge, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), to the best knowledge of each Loan Party, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with

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respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions it believed to be reasonable at the time.

5.16    Compliance with Laws. Each Loan Party and each Consolidated Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17    Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.18    Intellectual Property; Licenses, Etc. The Borrower and its Consolidated Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Consolidated Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions , (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with applicable Sanctions in all material respects. The proceeds of any Loan or Letter of Credit will not violate applicable Sanctions. The use of the proceeds of any Loan will not violate the Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Act. The foregoing representations and warranties specifically excludes all public shareholders of Borrower who are not also a director, officer, employee, agent, affiliate or representative of Borrower or its Subsidiaries.

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5.20    Anti-Corruption Laws. The Borrower and its Subsidiaries have, to the extent the same are applicable to Borrower or its Subsidiaries, conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions (collectively, the “Anti-Corruption Laws”) and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. The use of the proceeds of any Loan or Letter of Credit will not violate any such Anti-Corruption Laws.

5.21    Business; Compliance. The Borrower and each Consolidated Subsidiary have, in all material respects, performed and abided by all obligations required to be performed by them under any license, permit, order, authorization, grant, contract, agreement, or regulation to which they are a party or by which they or any of their assets are bound and which, if Borrower or such Consolidated Subsidiary were to fail to perform or abide by, such failure would have a Material Adverse Effect.

5.22    Utilities and Access. With respect to all Real Estate: (a) all utility and municipal services required for the renovation, occupancy, use and operation of the Improvements are available for use and are or will be available in sufficient amounts for the intended use of the Improvements; (b) all binding agreements, allocations or commitment letters, required to ensure the provision of such services have been obtained or will be available from the applicable utility companies and/or Governmental Authorities providing such services; (c) all public and private roads necessary for the intended occupancy, use and operation of the Improvements are, or will be within the time period required by any applicable Governmental Authority, completed and available for vehicular ingress to and egress from the Real Estate and have been, or will be within the time period required by any applicable Governmental Authority, publicly dedicated and accepted for maintenance by all applicable Governmental Authorities; (d) all necessary or required utility, private roadway, parking, access (including curb cuts), easements, covenants and permits have been, or will be within the time period required by any applicable Governmental Authority, granted or issued; and (e) all impact, connection or other requisite fees therefor have been, or will be within the time period required by any applicable Governmental Authority, paid, unless the failure to have any of the above would not result in a Material Adverse Effect.

5.23    Solvency. (a) The aggregate fair market value of the Borrower’s and the Guarantor Subsidiaries’ assets exceeds their liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) the Borrower and the Guarantor Subsidiaries have sufficient cash flow to enable them to pay their debts as they mature, and (c) each of the Borrower and the Guarantor Subsidiaries has a reasonable amount of capital to conduct its respective businesses as presently contemplated.

ARTICLE VI. AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the

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Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Consolidated Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche L.L.P. or any other independent public accountants reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or similar qualification or exception as to the scope of such audit;

(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (including the fiscal quarter ending June 30, 2015), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries, as of the date of delivery thereof in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Along with the consolidated financial statements, Borrower shall submit a schedule of the properties comprising the Unencumbered Properties which shall summarize the total revenues, expenses, net operating income, Unencumbered Adjusted NOI, ownership and occupancy rate of the Unencumbered Properties.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under subsections (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

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(b)promptly after the same are available (including, to the extent applicable, for the fiscal quarter ending June 30, 2015), copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Consolidated Subsidiary thereof; and
(d)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Consolidated Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed or posted by the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to maintain paper copies of the documents referred to above and each Lender shall be solely responsible for maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

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6.03    Notices. Promptly notify the Administrative Agent:

(a)of the occurrence of any Default known to Borrower;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Consolidated Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Consolidated Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Consolidated Subsidiary, including pursuant to any applicable Environmental Laws;

(c)of the occurrence of any ERISA Event;

(d)of any material change in accounting policies or financial reporting practices by the Borrower or any Consolidated Subsidiary; and

(e)of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Administrative Agent shall, as soon as practically possible, forward to each Lender any notice it receives pursuant to this Section 6.03.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and material liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Consolidated Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property above the Threshold Amount; and (c) all Indebtedness in excess of the Threshold Amount, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, however, payment of taxes, impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any Consolidated Subsidiary are subject to levy or execution, (ii) Borrower or such Consolidated Subsidiary as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) if material, Borrower or such Consolidated Subsidiary has notified Administrative Agent of such circumstances, in detail reasonably satisfactory to Administrative Agent, and, provided further, that Borrower or such Consolidated Subsidiary shall pay any such tax, imposition

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or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any Unencumbered Property.

6.05    Preservation of Existence, Etc.

(a)(i) Preserve, renew and maintain in full force and effect its formation documents, and its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(b)Own no less than 66 2/3% of the equity (both voting and non-voting) of each Guarantor Subsidiary, and each Consolidated Subsidiary owning Unencumbered Property, and must have the necessary control of each of the Guarantor Subsidiaries, and Consolidated Subsidiaries owning Unencumbered Property, so that the Borrower, without the consent of any other Person, may (i) transfer, by dividend or otherwise, cash and capital from any Guarantor Subsidiary or such Consolidated Subsidiaries to the Borrower and (ii) transfer, sell or convey, or grant a Lien on any and all of the assets, real or personal, of each Guarantor Subsidiary and such Consolidated Subsidiaries.

(c)Not without the prior written consent of Administrative Agent, consent to or permit the applicable General Partner to consent to any amendment, supplement, or other modification of (i) the Third Amended and Restated Agreement of Limited Partnership of Camden L.P. dated as of April 15, 1997, as amended, supplemented, restated or replaced from time to time, or (ii) the Second Amended and Restated Agreement of Limited Partnership of Camden Summit dated as of February 28, 2005, as amended, supplemented, restated or replaced from time to time, that would (x) replace the applicable General Partner as the general partner of Camden L.P. or Camden Summit Partnership, L.P. (other than with an Affiliate of the Borrower), (y) impair the applicable General Partner’s ability to fully manage and control the day-to-day operations of Camden L.P. or Camden Summit Partnership, L.P., or (z) detrimentally or otherwise materially alter General Partner’s rights or benefits under the referenced partnership agreements.

6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities. Borrower will not and will not allow its Consolidated Subsidiaries to, without the prior written consent of Administrative Agent, (a) remove from any Unencumbered Property any fixtures or personal property except such as is worn or obsolete or is replaced by Borrower or one of its Consolidated Subsidiaries by an article of equal suitability and value, owned by Borrower or one of its Consolidated Subsidiaries, free and clear of any Lien except Permitted Liens or any other liens permitted under this Agreement; (b) make any structural alteration to any Unencumbered Property after completion of the Improvements thereon if such alteration impairs

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the value thereof or any other alteration thereto which impairs the value thereof; (c) initiate or permit any zoning reclassification of any Unencumbered Property, seek any variance under existing zoning ordinances, or use or permit the use of any Unencumbered Property in a manner that is a nonconforming use under applicable zoning ordinances or other Legal Requirements, except for any such actions taken in the ordinary course of Borrower’s business and which would not result in a Material Adverse Effect; (d) impose any easement, restrictive covenant or encumbrance upon any Unencumbered Property, execute or file any subdivision plat or condominium declaration affecting any Unencumbered Property, or consent to the annexation of any Unencumbered Property to any municipality, other than in the ordinary course of business or which would not result in a Material Adverse Effect; (e) perform, or consent to, any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface of any Unencumbered Property, or (f) use or occupy or allow the use or occupancy of any Unencumbered Property in any manner that violates any Legal Requirement, constitutes a public or private nuisance, or makes void, voidable or cancelable, or increases the premium of, any insurance, if the taking of any such action could result in a Material Adverse Effect.

6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons similar in size and geographical scope to Borrower and its Consolidated Subsidiaries who are engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for, to the extent reasonably possible, not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08    Compliance with Laws. Comply in all material respects with the requirements of all Legal Requirements (including, without limitation, applicable Sanctions), and Contractual Obligations to which Borrower, or any Consolidated Subsidiary of Borrower, is a party, except in such instances in which (a) such requirement of Legal Requirements is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Consolidated Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Consolidated Subsidiary, as the case may be.

6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often

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as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Borrower will cooperate and assist, and will cause its Consolidated Subsidiaries to cooperate and assist, in such inspections, including furnishing all plans, shop drawings and specifications in Borrower’s possession or the possession of its Consolidated Subsidiaries relating to the Improvements. Each Lender covenants and agrees to preserve the confidentiality of any financial data and other information concerning Borrower, any Affiliate of Borrower or related to Borrower’s, or any Borrower’s Affiliate’s businesses or operations, except to the extent such Lender is required to disclose such information pursuant to any applicable Legal Requirement; provided that (i) any information contained in any annual report, or any Form 10‑K, Form 10‑Q or Form 8‑K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of the Borrower subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of the Borrower or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) each Lender may make any information received by it available (A) to a transferee of or Participant in any interest in the Loans or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 6.10, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section 6.10, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith.

6.11    Use of Proceeds. Use the proceeds of the Loans for new multifamily development and acquisition, repayment of Indebtedness and general corporate purposes not in contravention of any Legal Requirement or of any Loan Document.

6.12    Additional Guarantors; Release of Guarantors. Upon any Consolidated Subsidiary becoming Guarantor Subsidiary after the Closing Date, upon Administrative Agent’s request, such Guarantor Subsidiary shall deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) for such Person all in form, content and scope reasonably satisfactory to the Administrative Agent. Prior to the occurrence of a Default or Event of Default, any Guarantor Subsidiary (other than Camden USA, Camden L.P., Camden Summit, Camden Realty) which either no longer owns Unencumbered Property or no longer has any Indebtedness other than Permitted Liens and Trade Payables, shall be entitled to a release executed by Administrative Agent from the Guaranty Agreement and the Contribution Agreement upon fifteen (15) days prior written notice to Administrative Agent.

6.13    Business of Borrower; REIT Status; NYSE Listing. Cause the primary business of Borrower and its Consolidated Subsidiaries to remain the acquisition, ownership, development and operation of residential multi-family properties and related activities, such business to be conducted by Borrower as a real estate investment trust. Borrower shall at all times maintain its qualification as a real estate investment trust under Section 856 of the Code, and the regulations of

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the United States Treasury Department promulgated thereunder. Borrower shall at all times maintain its eligibility for and listing on the New York Stock Exchange.

6.14    Additional Documents. Within ten (10) Business Days after request by Administrative Agent, Borrower and each Guarantor Subsidiary agree that they will execute and deliver or cause to be executed and delivered to Administrative Agent such other and further instruments, documents or certificates as in the reasonable judgment of Administrative Agent may be required to better effectuate the transactions contemplated herein or to create, evidence, preserve or maintain the Lenders’ rights hereunder or under the other Loan Documents, and Borrower and each Guarantor Subsidiary shall do all such additional acts, give such assurances and execute such instruments as Administrative Agent may reasonably require to vest more completely in and assure to Lenders their rights under this Agreement and the other Loan Documents.

6.15    Guaranty Proceeds.

(a)Notwithstanding anything to the contrary contained in this Agreement or any Guaranty Agreement, Administrative Agent and the Lenders covenant and agree with the Borrower that any funds, payments, claims, or distributions actually received by Administrative Agent and the Lenders as a result of, or pursuant to any Guaranty Agreement (“Guaranty Proceeds”), shall be made available for distribution equally and ratably among the holders of the Obligations and the trustee or trustees of any senior, unsecured, non-subordinated Indebtedness of the Borrower issued in offerings registered under the Securities Act of 1933 or exempt from registration pursuant to Rule 144A of Section 4 thereof and holders of borrowed money incurred by the Borrower (the “Senior Debt”) which is outstanding on the date Administrative Agent and the Lenders receive such Guaranty Proceeds. This Section 6.15 shall not apply to any payments, funds, claims or distributions received by Administrative Agent or any Lender directly or indirectly from the Borrower or any other Person other than from a Guarantor Subsidiary pursuant to a Guaranty Agreement, but shall apply solely to Guaranty Proceeds. The Borrower has been supplied a copy of each Guaranty Agreement and specifically understands and agrees with Administrative Agent and Lenders that, to the extent Guaranty Proceeds are distributed to holders of the Senior Debt, each Guarantor Subsidiary has agreed that the Obligations shall not be deemed reduced by any such distribution, and each Guarantor Subsidiary will continue to make payments pursuant to its Guaranty Agreement until such time as the Obligations have been paid in full after taking into effect any distributions of Guaranty Proceeds to holders of Senior Debt.

(b)Nothing herein contained shall be deemed to limit, modify, or alter the rights of Administrative Agent and the Lenders under any Guaranty Agreement. Nothing herein contained shall be deemed to subordinate the Obligations to the Senior Debt or any other Indebtedness of the Borrower and its Consolidated Subsidiaries, nor give to any holder of any such Indebtedness any rights of subrogation.

(c)Nothing contained in this Agreement or any Guaranty Agreement shall be deemed for the benefit of any holders of the Senior Debt or any other Indebtedness (other than the Obligations) nor shall anything be construed to impose on Administrative Agent or the Lenders any fiduciary duties, obligations or responsibilities to the holders of any such Indebtedness. This Section

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6.15 and each Guaranty Agreement is for the sole benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

6.16    Anti-Corruption Laws. Conduct its businesses, to the extent applicable, in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and, to the extent any of the foregoing are applicable to it, maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Guarantor Subsidiary to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

(a)Permitted Liens;

(b)capitalized leases with respect to computer and other office equipment or inventory and purchase money liens with respect to personal property so long as (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such personal property (ii) any such Lien encumbers only the personal property so purchased and the proceeds upon sale, disposition, loss or destruction thereof is used to pay the Debt secured thereby, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default; and

(c)Liens on Property securing Secured Indebtedness to the extent such Liens and Secured Indebtedness do not result in a violation of the terms and covenants hereof; provided that in no event shall the Borrower, any Guarantor Subsidiary, or any Consolidated Subsidiary owning Unencumbered Property, grant or allow to be granted any Liens on the Equity Interests of, or owned by, the Borrower, any Guarantor Subsidiary or any Consolidated Subsidiary owning Unencumbered Property.

7.02    Investments. Make any Investments, except:

(a)Core Investments; and

(b)Non-Core Investments and Investments in Unconsolidated Affiliates so long as the aggregate value of all Non-Core Investments and Investments in Unconsolidated Affiliates does not, at any time, exceed twenty-five percent (25%) of Gross Asset Value. The value of Non-Core Investments and Investments in Unconsolidated Affiliates shall, for the purpose of this clause (b) (including in the calculation of Gross Asset Value), be determined in accordance with the following:

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(i) the value of each such Non-Core Investment shall be the aggregate undepreciated book value thereof, as determined in accordance with GAAP;
(ii) except as provided in clause (iii) below, the value of each Unconsolidated Affiliate shall be the aggregate undepreciated book value thereof, determined in accordance with GAAP; and
(iii) the value of each Investment in an Unconsolidated Affiliate which is a Deemed Consolidated Affiliate shall be an amount calculated as set forth in subsections (b), (c) and (d) of the definition of Gross Asset Value (as though it were a Consolidated Subsidiary).
7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents; or

(b)Indebtedness, the occurrence of which would not cause a violation or breach of any covenant or terms of this Agreement, including, without limitation, those contained in Section 7.10.

7.04    Fundamental Changes. Except as expressly permitted below:

(a)merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, the effect of which would be to cause Borrower to have a Change in Control or otherwise cause a Default or Event of Default; or

(b)other than in connection with a consolidation or merger permitted below or otherwise approved by Required Lenders, terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its formation and any other applicable jurisdiction where such qualification is required and the failure to maintain the same could have a material adverse effect on the financial condition or operations of Borrower on a consolidated basis; or

(c)other than in connection with a consolidation or merger permitted below, terminate, or fail to maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on the financial condition or operations of Borrower on a consolidated basis.

Notwithstanding anything in this Agreement to the contrary, so long as no Default or Event of Default then exists or would result therefrom, the following shall be permitted without any consent of the Required Lenders: (i) mergers of any Guarantor Subsidiary or Consolidated Subsidiary into the Borrower (with the Borrower as the survivor of any such merger) or another Guarantor Subsidiary, (ii) a consolidation or merger by any Consolidated Subsidiary of the Borrower that is not a Guarantor Subsidiary with another Consolidated Subsidiary or with another Person in which the Borrower remains the direct or indirect owner of all of the Equity Interests of the continuing or surviving entity, (iii) a merger or consolidation with another Person if (A) such Person is organized under the laws of United States of America or one of its States, (B) the Borrower or a Guarantor

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Subsidiary is the surviving entity, and (C) the Borrower continues to be in compliance with all financial and other covenants contained in this Agreement, and no Change in Control or Default or Event of Default results or would result from such transaction; (iv) a merger by Borrower into another entity solely to effectuate a reincorporation by Borrower in the State of Maryland, provided that the surviving corporation in such merger shall succeed to all the rights, properties, assets and liabilities of Borrower after such merger or acquisition and no Change in Control occurs, or (v) a merger by Borrower into another entity if (A) the individuals constituting Borrower’s Board of Trustees immediately prior to such merger represent a majority of the surviving entity's Board of Trustees after such merger, (B) the surviving entity is organized in any State of the United States of America or in the District of Columbia, and (C) the surviving entity in such merger succeeds to all the rights, properties, assets and liabilities of Borrower after such merger, including all of the liabilities under the Loan Documents.
7.05    Restricted Payments. Declare or pay any Restricted Payment with respect to any class of stock of Borrower, directly or indirectly, after the occurrence and during the continuance of a Default or Event of Default unless:

(a)immediately after giving effect to such proposed Distribution, the aggregate of all Distributions made during any Fiscal Year would not exceed ninety-five percent (95%) of Funds from Operations after excluding non-cash, non-recurring expenses for the Borrower and its Consolidated Subsidiaries attributable to such period, or
(b)necessary (but only to the extent necessary) to comply with Section 6.13 with respect to the Borrower’s qualification as a real estate investment trust, or solely as a result of a conversion of convertible debentures.
7.06    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.07    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

7.08    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Guarantor Subsidiary, or Consolidated Subsidiary owning Unencumbered Property, to make Restricted Payments to the Borrower or any Guarantor Subsidiary, or (ii) of any Guarantor Subsidiary to Guarantee the Obligations; or (b) requires, if Borrower or any Consolidated Subsidiary grants a Lien to Lenders to secure the Obligations, that Borrower or any Consolidated Subsidiary must also grant a Lien to any other creditor of Borrower or any Consolidated Subsidiary.

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7.09    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.10    Financial Covenants.

(a)Liabilities to Assets Ratios.
(i)Permit the ratio of Total Consolidated Debt (Net) to Gross Asset Value to, at any time, be greater than 0.60 to 1.0, unless a Material Acquisition has occurred, in which case such ratio may increase to 0.65 to 1.00, but only for the fiscal quarter in which such Material Acquisition occurs and the two full fiscal quarters immediately following such Material Acquisition.
(ii)Permit the ratio of Secured Indebtedness (Net) to Gross Asset Value to, at any time, be greater than 0.40 to 1.0.
(iii)Permit the ratio of Total Unsecured Debt (Net) to Gross Asset Value of the Unencumbered Properties to, at any time, be greater than 0.60 to 1.0, unless a Material Acquisition has occurred, in which case such ratio may increase to 0.65 to 1.00, but only for the fiscal quarter in which such Material Acquisition occurs and the two full fiscal quarters immediately following such Material Acquisition.
(b)Fixed Charge Coverage Ratio. Permit the ratio of (i) Consolidated EBITDA for the immediately preceding fiscal quarter, and then annualized, to (ii) Fixed Charges for the immediately preceding fiscal quarter, and then annualized to, at any time, be less than or equal to 1.50 to 1.00.
7.11    Management of Property. Make any material change in the manner in which the Property is being leased, managed and operated without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.12    Employee Plans.

(a)Cause any member of its Controlled Group (as that term is defined in the Code) to fail to maintain and administer any Employee Plan in accordance with the applicable requirements of the Code and ERISA. Neither Borrower, nor any Guarantor Subsidiary, nor any Consolidated Subsidiary owning Unencumbered Property, shall permit or suffer to exist any circumstances with respect to any Employee Plan that could have a material adverse effect on Borrower, such Guarantor Subsidiary or such Consolidated Subsidiary owning Unencumbered Property.

(b)With respect to any Pension Plan, (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event

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(within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on Borrower, any Guarantor Subsidiary or any Consolidated Subsidiary owning Unencumbered Property; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

(c)Incur a material obligation to provide post employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

7.13    Use Violations. Use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner that (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any governmental permit, unless the occurrence of any such event would not have a Material Adverse Effect on the financial condition or operations of Borrower on a consolidated basis.

7.14    Exceptions to Covenants. Take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

7.15    Fiscal Year and Accounting Methods. Change its Fiscal Year or make material changes to its significant accounting policies (other than changes as are concurred with by the Borrower’s independent public accountants as being required by GAAP or are otherwise required by Governmental Authority).

7.16    Governmental Regulations. Conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended. Neither the Borrower, nor any Guarantor Subsidiary, nor any Consolidated Subsidiary owning Unencumbered Property, will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Indebtedness.

7.17    Treasury Stock. The Borrower shall not purchase any of its stock or beneficial interests or other Equity Interests during the continuance of an Event of Default; however, the foregoing shall not in any manner restrict Borrower’s ability to effectuate conversions of operating partnership units into capital stock of Borrower.

7.18    Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or

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entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.19    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default:

(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.13, 6.14 or Article VII; or

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith, but subject to any materiality qualifiers herein or therein, shall be incorrect or misleading when made or deemed made, and the defect causing such representation or warranty to be incorrect when made or deemed made (but only if such defect is of such a nature that it can be cured within the following cure period and is not as a result of fraud or intentional misrepresentation) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower; or

(e)Cross-Default. (i) The Borrower or any Consolidated Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating

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thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount to be made, prior to its stated maturity, or such Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Consolidated Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Consolidated Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Consolidated Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Consolidated Subsidiaries (other than in the instance where one or more such Consolidated Subsidiaries that are not Loan Parties is seeking relief from its own Indebtedness, and the amount of Indebtedness for which relief is sought, on an aggregate and accrued basis, whether by one or more Consolidated Subsidiaries in one or more actions for relief, is equal to or less than the Threshold Amount), institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) The Borrower and its Consolidated Subsidiaries become unable or admit in writing their inability or fail generally to pay their debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or.
(h)Judgments. There is entered against the Borrower or any Consolidated Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to

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all such judgments or orders) exceeding $25,000,000.00 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or

(l)INTENTIONALLY DELETED; or

(m)Material Adverse Change. Any circumstance or event of whatever nature (including the filing of, or any adverse determination or development in, any Litigation) occurs which (a) impairs the validity or enforceability of any Loan Document with respect to a material term, (b) materially and adversely affects or changes the condition (financial or otherwise), operations, business, management or assets of Borrower and the Guarantor Subsidiaries, taken as a whole, or (c) impairs the ability of Borrower to make any payment of principal or interest due on the Notes or to fulfill any other material Obligation; or

(n)Guarantor Denial. Any Guarantor Subsidiary (other than a Guarantor Subsidiary who is entitled to be released pursuant to the provisions of Section 9.10(b) whether or not such Guarantor Subsidiary has then requested a release) denies that it has any liability or obligation under its Guaranty Agreement, or shall notify Administrative Agent or any of the Lenders of its intention to attempt to cancel or terminate its Guaranty Agreement, or shall fail to observe or comply with any term, covenant, condition or agreement under its Guaranty Agreement or pertaining to such Guarantor Subsidiary hereunder; or

It is understood and agreed by the Borrower and each Guarantor Subsidiary that any of the foregoing “Events of Default” shall constitute a default under each of the Notes, and that such “Events of Default” are cumulative and in addition to any default or events of default contained in

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any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.
8.02    Notice and Cure. If any Loan Document provides for Administrative Agent to give to the Borrower any notice regarding a Default or an Event of Default, and if Administrative Agent fails to give such notice to the Borrower as provided, the sole and exclusive remedy of the Borrower for such failure (unless such failure was a result of the gross negligence or willful misconduct of Administrative Agent or any Lender) shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Obligations postponed or revoked pending or upon the curing of such Default to Administrative Agent’s satisfaction in the manner and during the period of time permitted by such agreement, if any, and Borrower waives any and all right to damages and any other relief.

8.03    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto but in no event less than 100% of the Outstanding Amount of the L/C Obligations); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.04    Remedies Cumulative, Concurrent and Non-Exclusive. Administrative Agent and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity, and same (a) shall be cumulative and concurrent, (b) may be pursued

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separately, successively or concurrently against Borrower or any Guarantor Subsidiary, or any others obligated under any of the Notes, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower and each Guarantor Subsidiary that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

8.05    No Conditions Precedent to Exercise Remedies. Borrower and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the release, regardless of consideration, of any Person obligated with respect to the Obligations, and (b) any other act or occurrence, save and except the complete payment of the Obligations. Borrower and each Guarantor Subsidiary waive any right to require Lenders to proceed against any other Person, or pursue any other remedy in Lenders’ power. All dealings between Borrower, any Guarantor Subsidiary, Administrative Agent and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Borrower and each Guarantor Subsidiary authorize Lenders, without notice or demand and without any reservation of rights against Borrower or any Guarantor Subsidiary and without affecting liability hereunder or on the Obligations, from time to time, to renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations.

8.06    Waivers. To the full extent permitted by law, Borrower and each Guarantor Subsidiary hereby irrevocably and unconditionally waive and release (a) except as specifically provided for herein, all notices of any Default or Event of Default or of the election by Administrative Agent or the Lenders to exercise any right, remedy or recourse provided for under the Loan Documents, (b) any right to a marshaling of assets with respect to the Notes, or any Debt of Borrower or any Guarantor Subsidiary, and (c) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

8.07    Discontinuance of Proceedings. In case Administrative Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Administrative Agent shall have the unqualified right to do so and, in such event, Borrower, each Guarantor Subsidiary, Administrative Agent and the Lenders shall be restored to their respective former positions with respect to the Obligations, the Loan Documents, and otherwise, and the rights, remedies, recourses and powers of Administrative Agent and Lenders shall continue as if same had never been invoked.

8.08    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX. ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the

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Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have

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knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06    Resignation of Administrative Agent.

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(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    As of the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative

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Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, the Syndication Agent, the Documentation Agents or Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities or liability under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of

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whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
9.10    Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of, or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and
(b)    to provide a written release of any Guarantor Subsidiary from its obligations if such person ceases to be a Consolidated Subsidiary that owns Unencumbered Property, including, without limitation, as contemplated by Section 6.12.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of

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property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10.
ARTICLE X. MISCELLANEOUS

10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.03) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, the Lenders consent will not be required for the extension of the Maturity Date provided for in Section 2.15 of this Agreement so long as the conditions precedent set forth in Section 2.15 have been satisfied;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(e)change the definition of “Applicable Percentage,” Section 2.13(a), Section 2.14, or Section 8.08 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)release all or any material portion of any Guaranty Agreement without the written consent of each Lender, except to the extent the release of any Guarantor Subsidiary is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the

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Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
10.02    Notices; Effectiveness; Electronic Communication.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by

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electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public

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information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE L/C ISSUER, EACH LENDER AND THE RELATED PARTIES OF EACH OF THEM FROM ALL LOSSES, COSTS, EXPENSES AND LIABILITIES RESULTING FROM THE RELIANCE BY SUCH PERSON ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF THE BORROWER. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.03 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.03 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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10.04    Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrower. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE L/C ISSUER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER LOAN PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN CASE OF THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND ITS RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING IN RESPECT OF ANY MATTERS ADDRESSED IN SECTION 3.01), (ii) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS

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PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (iii) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (iv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable

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for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06    Successors and Assigns.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and,

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to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

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provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)the consent of the L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the

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foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise agreed to by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to

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deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of

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its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c), or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 113

and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than (i) any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, and (ii) any information which is marked “PUBLIC” as provided in Section 6.02. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 114

Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal,

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 115

invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or has invoked a Pricing Change, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation as a result of a Pricing Change or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 116

DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERENED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.
(b)SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH OF THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 117

10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor the Arrangers, nor the Lenders, has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, nor the Arrangers, nor the Lender, has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. Each of the Borrower and the other Loan Parties agrees that it will not claim that any of the Administrative Agent, the Lenders or Arrangers has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to such Loan Party, with any aspect of any transaction contemplated hereby, and to the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and, the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 118

10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19    Time of the Essence. Time is of the essence of the Loan Documents.

10.20    Consolidated Group. The Borrower and the Guarantor Subsidiaries are engaged in the businesses set forth in Section 6.13 of this Agreement. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and the Guarantor Subsidiaries, as required for the continued successful operation of the Borrower and the Guarantor Subsidiaries. The Borrower and the Guarantor Subsidiaries have requested that Lenders make the Loan available primarily for the purposes of financing the operations of Borrower and the Guarantor Subsidiaries. The Borrower and the Guarantor Subsidiaries expect to derive benefit (and the boards of directors or other governing body of each of the Borrower and the Guarantor Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the Loan, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and each Guarantor Subsidiary is dependent on the continued successful performance of the functions of the group as a whole.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 119

10.21    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 120

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

Borrower's Tax ID No.:	CAMDEN PROPERTY TRUST,
76-6088377	a Texas real estate investment trust

	By:	/s/ Alexander J. Jessett
	Name:	Alexander J. Jessett
	Title:	Executive Vice President - Finance, Chief
Financial Officer and Treasurer

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

ADMINISTRATIVE AGENT AND LENDER:
BANK OF AMERICA, N. A.

By:	/s/ Kurt Mathison
Name:	Kurt Mathison
Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

SYNDICATION AGENT AND LENDER:
JPMORGAN CHASE BANK, N.A.

By:	/s/ Sangeeta Mahadevan
Name:	Sangeeta Mahadevan
Title:	Executive Director

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

DOCUMENTATION AGENT AND LENDER:
DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ James Rolison
Name:	James Rolison
Title:	Managing Director

By:	/s/ J.T. Johnston Coe
Name:	J.T. Johnston Coe
Title:	Managing Director

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

DOCUMENTATION AGENT AND LENDER:
PNC BANK NATIONAL ASSOCIATION

By:	/s/ Michael J. Catalano
Name:	Michael J. Catalano
Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

DOCUMENTATION AGENT AND LENDER:
REGIONS BANK

By:	/s/ Kyle D Upton
Name:	Kyle D Upton
Title:	Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

DOCUMENTATION AGENT AND LENDER:
SUNTRUST BANK, a Georgia banking corporation

By:	/s/ Bryan P. McFarland
Name:	Bryan P. McFarland
Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

DOCUMENTATION AGENT AND LENDER:
THE BANK OF NOVA SCOTIA

By:	/s/ Diane Emanuel
Name:	Diane Emanuel
Title:	Managing Director

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

DOCUMENTATION AGENT AND LENDER:
U. S. BANK NATIONAL ASSOCIATION

By:	/s/ Patrick A. Trowbridge
Name:	Patrick A. Trowbridge
Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

DOCUMENTATION AGENT AND LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Winita Lau
Name:	Winita Lau
Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

MANAGING AGENT AND LENDER:
BRANCH BANKING AND TRUST COMPANY

By:	/s/ Eric Searls
Name:	Eric Searls
Title:	Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

MANAGING AGENT AND LENDER:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

MANAGING AGENT AND LENDER:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Director

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Signature Page

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$58,000,000	9.666666667%
JPMorgan Chase Bank, N.A.	$58,000,000	9.666666667%
Deutsche Bank AG New York Branch	$52,000,000	8.666666667%
PNC Bank National Association	$52,000,000	8.666666667%
Regions Bank	$52,000,000	8.666666667%
SunTrust Bank	$52,000,000	8.666666667%
The Bank of Nova Scotia	$52,000,000	8.666666667%
U.S. Bank National Association	$52,000,000	8.666666667%
Wells Fargo Bank, National Association	$52,000,000	8.666666667%
Branch Banking and Trust Company	$40,000,000	6.666666667%
Credit Suisse AG, Cayman Islands Branch	$40,000,000	6.666666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$40,000,000	6.666666667%

Total	$600,000,000.00	100.000000000%

Schedule 2.01 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

SCHEDULE 2.04
EXISTING LETTERS OF CREDIT

As of 07/30/2015

INSTITUTION	ORIGINATION	L.O.C. #	BENEFICIARY	APPLICANT	EXPIRATION	AMOUNT
	DATE				DATE

Bank of America	08/29/04	3058548	St. Paul Fire and Marine Insurance	CBI - Collateral Umbrella	08/29/15	5,000,000.00

Bank of America	05/25/05	3075237	Hartford Fire Insurance	CDI-Worker's Compensation	04/15/16	2,125,000.00

Bank of America (S)	01/19/06	3079686	Fairfax County Dept. of Public Works	Dulles Station	07/07/16	130,800.00

Bank of America	09/12/12	3125909	The City & County of Broomfield	Camden USA - Flat Irons	09/11/15	722,072.00

Bank of America	11/27/13	3129649	District of Columbia	Noma Development, LLC (CDI)	10/31/15	293,160.00

Bank of America	10/27/14	3131433	The Board of County	Camden USA - Lincoln Station	10/27/15	19,295.00

Bank of America	04/15/15	68111376	Montgomery County Maryland	Camden USA - Shady Grove	04/15/16	422,780.00

Bank of America	04/29/15	68111684	The Travelers Indemnity Co	CDI - Worker's Compensation	05/01/16	575,000.00

Bank of America	05/27/15	68112131	Washington Suburban Sanitary	Camden USA, Inc - Shady Grove	05/15/16	87,050.00

Bank of America	05/27/15	68112132	Washington Suburban Sanitary	Camden USA, Inc - Shady Grove	05/15/16	87,050.00

						$ 9,462,207.00

US Bank	05/06/13	SLCMMSPO6890	Fannie Mae Multifamily Operation Asset Mgmt.	CPT-Oasis Martinique	06/10/16	598,265.40

						$ 10,060,472.40

Schedule 2.04 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

SCHEDULE 5.06
LITIGATION

None.

Schedule 5.06 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

SCHEDULE 5.09
ENVIRONMENTAL MATTERS

None.

Schedule 5.09 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

SCHEDULE 5.13
CONSOLIDATED SUBSIDIARIES, AND
OTHER EQUITY INVESTMENTS

Part (a).        Consolidated Subsidiaries.

Consolidated Subsidiaries owning unencumbered property:	Percentage of Ownership
2800 Main, LLC	100%
Belmont Bennett Avenue, LLC	95%*
Camden Creekstone, LLC	100%
Camden Fourth Ward, LLC	100%
Camden Landmark, LLC	100%
Camden LaVina, LLC	100%
Camden Montierra, LLC	100%
Camden Post Oak, LLC	100%
Camden San Marcos, LLC	100%
Camden Sotelo, LLC	100%
Camden Vantage, LLC	100%
Camden World Gateway, LLC	100%
Camden Fallsgrove, LLC	95%*
Camden Celebration, LLC	100%
Camden Westchase, LLC	100%
Camden Royal Palms, LLC	100%
CPT Addison, LP	100%
CPT Holly Springs, LP	100%
CPT Park, LP	100%
CPT Parkside LP	100%
CPT Pecos Ranch LP	100%
CPT Pines LP	100%
CPT Sugar Grove LP	100%
CPT Summit LP	100%
CPT Tiara LP	100%
Denver West Apartments, LLC	100%
Foxcroft East Associates	95%*
Lee Vista Apartments, LLC	100%
NoMa Development, LLC	95%*
NSHE College Park, LP	100%
NSHE Lansdowne, LLC	95%*
Oasis-California, Inc.	100%
Orange Court, LLC	100%
Papec Silo Creek, LLC	95%*
Portofino Place, Ltd.	100%

Schedule 5.13 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

Selma & Vine Hollywood, LLC	100%
ORI-Colorado, Inc.	100%
Summit Clearbrook, LLC	95%*
Summit Grand Parc, LLC	100%
Summit Grandview, LLC	95%*
Summit Roosevelt, LLC	100%
Camden Operating, L.P.	89%
Camden USA, Inc.	100%
Camden Summit Partnership, L.P.	95%

*    This entity is wholly owned by Camden Summit Partnership, L.P.

Schedule 5.13 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

Consolidated Subsidiaries not owning unencumbered property:
123 FMT Unit, LLC	Camden Technology, Inc.
135 FMT Unit, LLC	CMJGP Member, LLC
137 FMT Unit, LLC	CPT Addison GP, LLC
139 FMT Unit, LLC	CPT Community Owner, LLC
141 FMT Unit, LLC	CPT Community Owner Member, LLC
2009 COLP Community Owner, LLC	CPT Development (Travis) Investor GP, LLC
2009 COLP Community Owner Member, LLC	CPT Development (Travis) Investor, LP
2009 CPT Community Owner, LLC	CPT Development (Travis) GP, LLC
2009 CPT Community Owner Member, LLC	CPT Development (Travis), LP
2009 CSP Community Owner, LLC	CPT Fountain Palms, LP
2009 CSP Community Owner Member, LLC	CPT Fountain Palms GP, LLC
2009 CUSA Community Owner LLC	CPT-GP, Inc.
2009 CUSA Community Owner Member, LLC	CPT Holly Springs GP, LLC
Camden Builders, Inc.	CPT-LP, Inc.
Camden College Park Borrower GP, LLC	CPT Park GP, LLC
Camden College Park Borrower, LP	CPT Parkside GP, LLC
Camden College Park GP, LLC	CPT Pecos Ranch GP, LLC
Camden College Park, LP	CPT Pines GP, LLC
Camden Development, Inc.	CPT Sierra, LP
Camden East Riverside TRS, Inc.	CPT Sierra GP, LLC
Camden GDP GenPar, Inc.	CPT Sugar Grove GP, LLC
Camden GDP, L.P.	CPT Summit GP, LLC
Camden Jamboree Development GP, LLC	CPT Tiara GP, LLC
Camden Jamboree Development, LP	CPT Towne Center, LP
Camden Jamboree GP, LLC	CPT Towne Center GP, LLC
Camden Jamboree, LP	CSP Community Owner, LLC
Camden Mezz Lender GP, LLC	CSP Community Owner Member, LLC
Camden Mezz Lender, LP	EDWOM Springing Member, Inc.
Camden Multifamily Value Add Fund Advisor, LLC	NSHE College Park GP, LLC
Camden Multifamily Value Add Fund GP, LLC	Oasis Martinique, LLC
Camden MW, LLC	ORI, Inc.
Camden Norfolk Plaza GP, LLC	ORI Park, Inc.
Camden Norfolk Plaza, LP	Primary Capital Investments, LLC
Camden Plaza Development GP, LLC	South Capitol Acquisition, LLC
Camden Plaza Development, LP	St. Clair Cemetery, Inc.
Camden Properties, Inc.	Summit Russett, LLC
Camden Realty, Inc.	Summit Valleybrook, LLC

Schedule 5.13 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 3

Part (b).    Other Equity Investments.

1.	Sierra-Nevada Multifamily Investments, LLC*

2.	G&I V Midwest Residential, LLC*

3.	Camden Multifamily Value Add Fund, L.P.

4.	Camden Multifamily Co-Investment Fund, L.P.

5.	Camden Multifamily Value Add Fund B, L.P.

6.	Berkshire Hathaway, Inc. (100 preferred shares)

7.	Valet Waste Holdings, Inc. (10 preferred shares)

8.	Zodiac CPT, Inc. (500 shares)

*This entity no longer owns any property

Schedule 5.13 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 4

SCHEDULE 10.02
ADMINISTRATIVE AGENT'S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:

Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, Texas 77046
Attention: Alexander J. Jessett
Telephone: (713) 354-2586
Facsimile: (713) 354-2710
Electronic Mail: ajessett@camdenliving.com
Website Address: www.camdenliving.com
U.S. Taxpayer Identification Number: 76-6088377
With a copy to:
Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, Texas 77046
Attention: Joshua L. Lebar
Telephone: (713) 354-2883
Facsimile: (713) 354-2710
Electronic Mail: jlebar@camdenliving.com

ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street, FL 14
TX1-492-14-05
Dallas, TX 75202-3714
Attention: Nora Taylor
Telephone: (972) 338-3778
Facsimile: (214) 290-9673
Electronic Mail: nora.j.taylor@baml.com
Account No.: 1292000883
Ref: Camden Property Trust
ABA# 026009593

Schedule 10.02 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
901 Main Street, FL 14
Mail Code: TX1-492-14-11
Dallas, TX 75202-3714
Attention: Henry Pennell
Telephone: (214) 209-1226
Facsimile: (214) 290-9448
Electronic Mail: henry.pennell@baml.com

With a copy to:
Bank of America, N.A.
901 Main Street, FL 64
Mail Code: TX1-492-64-01
Dallas, TX 75202-3714
Attention: Kurt Mathison
Telephone: (214) 209-9198
Facsimile: (214) 209-0995
Electronic Mail: kurt.l.mathison@baml.com
L/C ISSUER:
Bank of America, N.A.
Trade Operations
Telephone: (800) 370-7519, Option 1
Facsimile: (800) 755-8743
Electronic Mail: Scranton_standby_lc@bankofamerica.com
JPMorgan Chase Bank, N.A.
Global Trade-Standby Letters of Credit
Telephone: (813) 432-6337
(Alternate) (813) 432-1210
Fax: (856) 294-5267
Electronic Mail: Ralph.T.Davis@jpmchase.com

SWING LINE LENDER:
Bank of America, N.A.
901 Main Street, FL 14
TX1-492-14-05
Dallas, TX 75202-3714
Attention: Nora Taylor
Telephone: (972) 338-3778
Facsimile: (214) 290-9673
Electronic Mail: nora.j.taylor@baml.com
Account No.: 1292000883
Ref: Camden Property Trust
ABA# 026009593

Schedule 10.02 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A., as Syndication Agent.
The undersigned hereby requests (select one):
☐ A Borrowing of Committed Loans     ☐ A conversion or continuation of Loans
1.    On     (a Business Day).
2.    In the amount of $    .
3.    Comprised of         .
[Type of Committed Loan requested]
4.    For Eurodollar Rate Loans: with an Interest Period of     months.
The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

EXHIBIT A - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

EXHIBIT B-1
FORM OF BID REQUEST
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A., as Syndication Agent.
The Lenders are invited to make Bid Loans:
1.    On     (a Business Day).
2.    In an aggregate amount not exceeding $    (with any sublimits set forth below).
3.    Comprised of (select one):

☐Bid Loans based on an Absolute Rate		☐Bid Loans based on Eurodollar Rate
Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	_______days/mos	$
2	_______days/mos	$
3	_______days/mos	$

The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.

EXHIBIT B-1 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

The Borrower authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

EXHIBIT B-1 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

EXHIBIT B-2
FORM OF COMPETITIVE BID
, ____

To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
In response to the Bid Request dated     , ____, the undersigned offers to make the following Bid
Loan(s):
1.    Borrowing date:    (a Business Day).
2.    In an aggregate amount not exceeding $    (with any sublimits set forth below).
3.    Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate Bid or Eurodollar Margin Bid
1	_______days/mos	$	(- +) _______%
2	_______days/mos	$	(- +) _______%
3	_______days/mos	$	(- +) _______%

EXHIBIT B-2 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

Contact Person:     Telephone:
[LENDER]

By:    ___________________________
Name:    ___________________________
Title:    ___________________________
******************************************************************************
THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:
The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

EXHIBIT B-2 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

EXHIBIT C
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
The undersigned hereby requests a Swing Line Loan:
1.    On ____ (a Business Day).
2.    In the amount of $_____.
The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

EXHIBIT C - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

EXHIBIT D
FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
This Note, together with the other Notes executed in connection with the Agreement, amend, restate, replace and renew the Notes (as defined in the Existing Credit Agreement), but do not extinguish the indebtedness evidenced by the Notes (as defined in the Existing Credit Agreement).

EXHIBIT D - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

EXHIBIT D - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 3

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ____,

To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                        of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]

EXHIBIT E - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
,         .

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

EXHIBIT E - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

A.	Pertinent Information (Calculations and backup for each of the foregoing are attached hereto to Schedule 2 and Consolidated EBITDA shall use the form provided thereon).

1.	Unencumbered Adjusted NOI is $_________.

2.	Total Consolidated Debt is $_________.

3.	Total Consolidated Debt (Net) is $_________.

4.	Gross Asset Value is $________.
[If the Investment Accounting Threshold has been exceeded, then include the following -
(a) Ignoring the special treatment of Unconsolidated Affiliates under Section 1.03(b) of the Agreement, the Gross Asset Value is $_____________.]

5.	Gross Asset Value of Unencumbered Properties is $_________.

6.	Secured Indebtedness is $________.

7.	Secured Indebtedness (Net) is $________.

8.	Total Unsecured Debt is $__________.

9.	Total Unsecured Debt (Net) is $_____________.

10.	Gross Cash is $__________.

11.	Net Cash is $____________.

12.	Consolidated EBITDA is $________.

13.	Fixed Charges are $_________.

14.	Attached hereto is a list of the Unencumbered Properties showing total units, occupancy rate, Unencumbered Adjusted NOI, and Gross Asset Value among other information.

15.
Aggregate, accrued amount of Indebtedness for which one or more Consolidated Subsidiaries has sought relief under Debtor Relief Laws or as otherwise specified in Section 8.01(f) of the Agreement is $_______________.

EXHIBIT E - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 3

B.	Covenants

1.	The ratio of (a) Total Consolidated Debt (Net) to (b) Gross Asset Value is _____ to 1.0

2.	The ratio of (a) Secured Indebtedness (Net) to (b) Gross Asset Value is ____ to 1.0.

3.	The ratio of (a) Total Unsecured Debt (Net) to (b) Gross Asset Value of Unencumbered Properties is ______ to 1.0.

4.	The ratio of (a) Consolidated EBITDA to (b) Fixed Charges is ____ to 1.00.

EXHIBIT E - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 4

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended ________	Quarter Ended _________	Quarter Ended __________	Quarter Ended ________	Fiscal Year Ended __________
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation expense
+ amortization expense
+ non-recurring expenses
+ losses on sales of operating properties
+ preferred dividends
- income tax credits
- non-recurring income
- gains on sales of operating properties
= Consolidated EBITDA

EXHIBIT E - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 5

EXHIBIT F
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: ______________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________
______________________________

EXHIBIT F - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): ______________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Second Amended and Restated Credit Agreement, dated as of August 7, 2015, among Camden Property Trust, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number

		__________	$____________	$_______	_________%
		__________	$____________	$_______	_________%
		__________	$____________	$_______	_________%

[7.	Trade Date: __________________]

EXHIBIT F - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N. A., as
Administrative Agent

By:
Title:

[Consented to:]

CAMDEN PROPERTY TRUST

By:
Title:

EXHIBIT F - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Consolidated Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Consolidated Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in

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accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

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EXHIBIT F-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE

Administrative Details Reply Form

FAX ALONG WITH COMMITMENT LETTER TO: Henry Pennell
FAX: 214.290.9448

I. Borrower’s Name:	Camden Property Trust
$600,000,000 Senior Unsecured Revolving Credit Facility

II. Legal Name of Lender for Signature Page:
III. Name of Lender for any eventual tombstone:

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:

	Credit Contact	Operations Contact	Legal Counsel
Name:
Title:
Address:

Telephone:
Facsimile:
E Mail Address

	Bid Contact	L/C Contact	Draft Documentation Contact
Name:
Title:
Address:

EXHIBIT F-2 - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

Telephone:
Facsimile:
E Mail Address

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VII. Lender’s Fed Wire Payment Instructions:
Pay to:
(Name of Lender)
	(ABA#)	(City/State)
	(Account #)	(Account Name)
(Attention)

VIII. Lender’s Standby L/C Fed Wire Payment Instructions (if applicable):
Pay to:
(Name of Lender)
	(ABA#)	(City/State)
	(Account #)	(Account Name)
(Attention)

IX. Organizational Structure:
Foreign Br., organized under which laws, etc.
Lender’s Tax ID:

Tax withholding Form Attached (For Foreign Buyers)
[___]	Form W-9
[___]	Form W-8
[___]	Form 4224 effective: ____________________
[___]	Form 1001
[___]	W/Hold _________% Effective ________________
[___]	Form 4224 on file with Bank of America from previous current years transaction

X. Bank of America Payment Instructions:

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Pay to: Bank of America, N.A. New York, NY ABA #: 029009593 Account Name: Corporate Loan Support Account #: 1292000883 Ref: Camden Property Trust

XI. Name of Authorized Officer:
Name:
Signature:
Date:

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EXHIBIT G
FORM OF
AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”), dated as of August 7, 2015, is being executed pursuant to that certain Second Amended and Restated Credit Agreement (as amended from time to time, the “Credit Agreement”), dated August 7, 2015, by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and the Lenders. This Guaranty amends and restates that certain Guaranty Agreement dated September 22, 2011 executed by Guarantor for the benefit Lenders in connection with the Existing Credit Agreement. Unless expressly defined herein all capitalized terms herein are as defined in the Credit Agreement.
NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to make Advances to Borrower under the Credit Agreement, the undersigned (collectively, together with each Consolidated Subsidiary (as defined in the Credit Agreement) now or hereafter becoming a party to this Agreement, “Guarantor”), hereby guarantee to Lenders the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligation”), this Guaranty being upon the following terms and conditions:
1.    Guaranty of Payment. Guarantor hereby unconditionally guarantees to Lenders the payment, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, and at all times thereafter, of all principal, interest, fees, costs, expenses, indemnification indebtedness and other Obligations now or hereafter due and owing to Lenders pursuant to the Credit Agreement, the Notes, and the other Loan Documents, and all renewals, extensions, refinancings, modifications or amendments of such indebtedness or any part thereof (herein collectively called the “Indebtedness”). This Guaranty covers the Indebtedness whether presently outstanding or arising subsequent to the date hereof including any and all amounts advanced by Lenders in stages or installments. The guaranty of Guarantor as set forth in this paragraph is a guaranty of payment and not of collection. The amounts payable by Guarantor under this Guaranty (which amounts shall include the obligations of Guarantor under both this paragraph and paragraph 2 below) shall be due and payable immediately upon receipt by Guarantor of written notice of the amounts which are so due and payable.
Guarantor has been supplied a copy of the Credit Agreement and, in particular, has been advised of, read and understood Section 6.15 thereof. To the extent that Guaranty Proceeds are actually distributed to holders of Senior Debt, Guarantor understands and agrees that the Guaranteed Obligation shall not be deemed reduced by any such payment

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and Guarantor will continue to make payments pursuant to this Guaranty until such time as the Guaranteed Obligation has been paid in full after taking into effect any distributions of Guaranty Proceeds to holders of the Senior Debt.
2.    Guaranty of Performance. Guarantor additionally hereby unconditionally guarantees to Lenders the timely performance of all other obligations of Borrower under all of the Loan Documents. Without limiting the foregoing, Guarantor confirms all representations and warranties, and agrees to perform and comply with all covenants and agreements, expressly made applicable to Guarantor under the Credit Agreement.
3.    Primary Liability of Guarantor. This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. In the event of default by Borrower in payment or performance of the Guaranteed Obligation, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever (except as provided in the Credit Agreement), without any notice having been given to Guarantor previous to such demand of the acceptance by Lenders of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, pay the amount due thereon to Lenders or perform or observe the agreement, covenant, term or condition, as the case may be, and it shall not be necessary for Lenders, in order to enforce such payment or performance by Guarantor, first to institute suit or exhaust their remedies against Borrower or others liable on such indebtedness or for such performance, to enforce their rights against any security which shall ever have been given to secure such indebtedness or performance, to join Borrower or any others liable on the Guaranteed Obligation in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligation. Suit may be brought or demand may be made against all parties who have signed this Guaranty, or against any one or more of them, separately or together, without impairing the rights of Lenders against any other party hereto. At any time Lenders are entitled to exercise their remedies hereunder, they may in their discretion elect to demand payment or performance. If Lenders elect to demand performance, they shall at all times thereafter have the right to demand payment until all of the Indebtedness has been paid in full. If Lenders elect to demand payment, they shall at all times thereafter have the right to demand performance until all of the Indebtedness has been paid in full.
4.    Certain Agreements and Waivers by Guarantor. Guarantor hereby agrees that neither Lenders’ rights and remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following:
(a)    any limitation of liability or recourse in any other Loan Document;

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(b)    the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligation;
(c)    any release, surrender, exchange, subordination, deterioration, waste, impairment or loss of, or any failure to create or perfect any lien or security interest with respect to, any security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligation;
(d)    any partial release of the liability of Guarantor hereunder, or if there is more than one person signing a guaranty of the Guaranteed Obligation, the complete or partial release of any one or more of them hereunder;
(e)    the insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower, Guarantor or any party at any time liable for the payment or performance of any or all of the Guaranteed Obligation, whether now existing or hereafter occurring;
(f)    renewal, extension, modification or rearrangement of the payment or performance of any or all of the Guaranteed Obligation, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lenders to Borrower or any other Guarantor from time to time;
(g)    any neglect, delay, omission, failure, or refusal of Lenders to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligation or to foreclose or take or prosecute any action to foreclose upon any security therefor or to take or prosecute any action in connection with any Loan Document;
(h)    any failure of Lenders to notify Guarantor of any creation, renewal, extension, rearrangement, modification or assignment of the Guaranteed Obligation or any part thereof, or of any Loan Document, or of any release of or change in any security or of any other action taken or refrained from being taken by Lenders against Borrower or any security or other recourse or of any new agreement between Lenders and Borrower, it being understood that Lenders shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligation;
(i)    the unenforceability of all or any part of the Guaranteed Obligation against Borrower, whether because the Guaranteed Obligation exceeds the amount permitted by law or violates any usury law, the act of creating the Guaranteed Obligation, or any part thereof, is ultra vires, the officers or persons creating same acted in excess of their authority, Borrower has any valid defense, claim or offset with respect thereto (other than payment and performance of the Indebtedness), or otherwise, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligation, or any part thereof, for any reason; or

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(j)    any payment by Borrower to Lenders is held to constitute a preference under the bankruptcy laws or if for any other reason Lenders are required to refund such payment or pay the amount thereof to someone else.
It is the intent of Guarantor and Lenders that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligation is fully and finally paid and performed, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.
5.    Subordination; Subrogation. If, for any reason whatsoever, Borrower or any other Guarantor is now or hereafter becomes indebted to Guarantor:
(a)    such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower or such other Guarantor securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligation and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligation. Notwithstanding anything to the contrary contained in this Guaranty or any payments made by any party hereunder, Guarantor shall have the right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Obligation upon payment in full and final performance of the Guaranteed Obligation;
(b)    after the occurrence and during the continuance of a default (for which Borrower or such other Guarantor has received notice as and to the extent such notice is required to be delivered by Administrative Agent or Lenders pursuant to the Loan Documents as a condition to the occurrence of an Event of Default) (whether or not declared) under any of the Loan Documents, Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower or such other Guarantor to Guarantor until the Guaranteed Obligation has been fully and finally paid and performed;
(c)    Guarantor hereby assigns to Lenders and grants to Administrative Agent on behalf of Lenders a security interest in all such indebtedness and security therefor, if any, of Borrower or such other Guarantor to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower or such other Guarantor as debtor, Lenders shall have the right to prove their claim in any such proceeding so as to establish their rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian, dividends and payments which are payable upon any obligation of Borrower or such other Guarantor to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligation has been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution which is prohibited as provided

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above in this paragraph, Guarantor shall pay the same to Lenders immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lenders and shall have absolutely no dominion over the same except to pay it immediately to Lenders; and
(d)    Guarantor shall promptly upon request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent may reasonably require to evidence and perfect the interest of Lenders and to permit or facilitate exercise of their rights under this paragraph, including but not limited to execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to Lenders of any promissory notes or other instruments evidencing indebtedness of Borrower or such other Guarantor to Guarantor. All promissory notes, now or hereafter held by Guarantor, of obligations of such Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.
Nothing herein contained shall operate as a release or discharge, in whole or in part, of any claim of Guarantor against Borrower, by subrogation or otherwise, by reason of any act done or payment made by Guarantor pursuant to the provisions of this Guaranty; but all such claims, including claims for any indebtedness of Borrower to Guarantor, whether now existing or hereafter arising, shall be subordinate to the Guaranteed Obligation and the liens, security interests and rights of Lenders under the Loan Documents.
6.    Other Liability of Guarantor or Borrower. If Guarantor becomes liable for any indebtedness owing by Borrower to any of the Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lenders hereunder shall be cumulative of any and all other rights that Lenders may ever have against Guarantor. If Borrower is or becomes indebted to any of the Lenders for other than the Indebtedness, any payment received or recovery realized upon any indebtedness of Borrower to such Lender may, except to the extent paid by Guarantor on the Indebtedness or specifically required by law or agreement of such Lender to be applied to the Indebtedness, in such Lender’s sole discretion be applied upon indebtedness of Borrower to Lenders other than the Indebtedness.
7.    Lenders Assigns. This Guaranty is for the benefit of Lenders and each of the Lender’s successors and assigns, provided that such successors and assigns are permitted under the Credit Agreement, and in the event of an assignment of the Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness. Guarantor waives notice of any transfer or assignment of the Indebtedness, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder as and to the extent provided in the Credit Agreement.
8.    Binding Effect. This Guaranty is binding not only on Guarantor, but on Guarantor’s legal representatives, successors and assigns. Upon the dissolution of the undersigned, this Guaranty shall continue against any successor of the undersigned as

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to all of the Guaranteed Obligation, including that portion incurred or arising after such dissolution. If this Guaranty is signed by more than one person or entity, then all of the obligations of Guarantor arising herein shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal and legal representatives, successors and assigns, and the term “Guarantor” shall mean all such persons or entities and each of them individually. Words importing persons herein shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.
9.    Governing Law; Forum. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE UNITED STATES FEDERAL LAW, AND IS INTENDED TO BE PERFORMED IN ACCORDANCE WITH, AND ONLY TO THE EXTENT PERMITTED BY, SUCH LAWS. All obligations of Guarantor hereunder are payable and performable at the place where the Guaranteed Obligation is payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor’s property to the non-exclusive jurisdiction of any Texas state court, or any United States federal court, sitting in the City of Dallas, Texas, over any suit, action or proceeding arising out of or relating to this Guaranty or the Indebtedness. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Texas state court, or any United States federal court, sitting in the City of Dallas, Texas may be made by certified or registered mail, return receipt requested, directed to Guarantor at Guarantor’s address stated in this Guaranty, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed.
10.    Invalid Provisions. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.
11.    Attorneys’ Fees and Costs of Collection. Guarantor shall pay on demand the reasonable attorneys’ fees and all other costs and expenses which may be incurred by Administrative Agent or Lenders in the enforcement of or preservation of Lenders’ rights under this Guaranty, which covenant shall survive any payment or discharge in full of the Indebtedness.
12.    Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

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13.    Controlling Agreement. It is not the intention of Lenders or Guarantor to obligate Guarantor to pay interest in excess of that legally permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligation constitutes interest in excess of the maximum amount of interest which Guarantor (in such capacity) may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lenders.
14.    Warranties and Representations of Guarantor. Guarantor hereby represents and warrants that (a) Guarantor expects to receive significant financial benefits, either directly or indirectly, from the proceeds of the Advances made by Lenders to Borrower pursuant to the Credit Agreement, such benefits expected to be in an amount not less than the amount guaranteed hereunder; (b) Guarantor has the power and authority and legal right to execute, deliver and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by (i) bankruptcy, insolvency, fraudulent transfer or other similar laws affecting creditor’s rights generally and (ii) equitable principles of general applicability; (c) no authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty or the validity or enforceability thereof; (d) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause, to the best of Guarantor’s knowledge, Guarantor to be, in violation of or in default with respect to any law or in default (or provide cause for acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (e) there is no action, suit or proceeding pending or to the knowledge of Guarantor threatened before or by any court or governmental authority against or effecting Guarantor in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect; (f) all financial statements and information heretofore furnished to Lenders by Guarantor do, and all financial statements and information hereafter furnished to Lenders by Guarantor will, fairly present the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods therein specified in all material respects, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Lenders, no Material Adverse Effect has occurred, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) after giving effect to this Guaranty, Guarantor is solvent; (h) Lenders have no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein; and (i) Guarantor acknowledges and agrees that it may be required to pay and perform the Guaranteed Obligation in full without assistance or support from Borrower or any other party. Guarantor’s representations and warranties are a material inducement to Lenders to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, or any security for the Indebtedness.

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15.    Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be provided in accordance with the terms set forth in Section 10.02 of the Credit Agreement.
16.    Cumulative Rights, etc. The exercise by Administrative Agent or Lenders of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Lenders shall have all rights, remedies and recourses afforded to Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligation, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Lenders, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise, discontinuance of the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lenders shall be limited to the specific instance and purpose and shall not constitute consent or approval in any other instance or for any other purpose. No notice to nor demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty nor any right, remedy or recourse of Lenders with respect hereto, nor any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically by a writing intended for that purpose (referring specifically to this Guaranty) executed by Administrative Agent.
17.    Term of Guaranty. This Guaranty shall continue in full force and effect until the Indebtedness is fully and finally paid and discharged. If pursuant to any bankruptcy, insolvency or other debtor relief law or any order or decision thereunder Lenders must rescind or restore any payment or part thereof received by Lenders in satisfaction of the Indebtedness or any part thereof, the term “Indebtedness” as used herein includes such payment to the extent rescinded or restored, and, to the extent of the payment rescinded or restored, any prior release or discharge by Lenders of this Guaranty or of Guarantor shall be without effect and this Guaranty shall remain in full force and effect notwithstanding such release or discharge.
18.    Financial Statements. Guarantor shall furnish to Lenders the financial reports and information required of Guarantor under the terms of the Credit Agreement.

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19.    Participations. Guarantor acknowledges and agrees that any Lender may from time to time sell or offer to sell participations in accordance with the Credit Agreement in the loan evidenced by such Lender’s Note to one or more participants. Subject to the confidentiality agreements contained in Section 10.07 of the Credit Agreement, Guarantor hereby authorizes Lenders to provide to any such participant or prospective participant such information as Lenders have from time to time pertaining to the Indebtedness or this Guaranty, including but not limited to credit information on Borrower, Guarantor and any of their principals, respectively.
20.    Gender; Titles; Construction. Within this Guaranty, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Guaranty and not to any particular section, paragraph or provision.
21.    Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.
22.    Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement; and if the term “Guarantor” includes more than one person, the failure of any one or more such persons to execute a counterpart thereof shall not impair or affect the enforceability of this Guaranty against any person who does sign this Guaranty.
23.    Inconsistency. In the event of any inconsistency between the provisions hereof and the provisions of the Credit Agreement, it is intended that the provisions of the Credit Agreement shall control.
24.    Entire Agreement. This Guaranty and the other Loan Documents embody the entire agreement between Administrative Agent, Lenders and Guarantor with respect to guaranty by Guarantor of the Guaranteed Obligation and supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligation.
25.    Agreement to Supplement. The Credit Parties acknowledge and agree that this Agreement may be amended and supplemented from time to time to add additional Consolidated Subsidiaries as Guarantors under this Agreement, and Administrative Agent shall be entitled to supplement this Agreement and the signature pages hereof, without action or joinder of any other parties hereto, to reflect the addition hereto of such additional Guarantors, whereby any such Consolidated Subsidiary shall become a Guarantor hereunder for all purposes

EXHIBIT G - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 9

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of page intentionally blank. Signatures appear on following page.]

EXHIBIT G - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 10

EXECUTED as of the date first written above.

GUARANTORS:
CAMDEN USA, INC.
a Delaware Corporation

By:
Name:	Alexander J. Jessett
Title:	Executive Vice President - Finance, Chief
Financial Officer and Treasurer

CAMDEN OPERATING, L.P.,
a Delaware limited partnership

By:	CPT-GP, INC.
a Delaware corporation,
its General partner

By:
	Name:	Alexander J. Jessett
	Title:	Executive Vice President - Finance
Chief Financial Officer and Treasurer

EXHIBIT G - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 11

CAMDEN REALTY, INC.,
a Delaware corporation

By:
Name:	Alexander J. Jessett
Title:	Executive Vice President - Finance, Chief
Financial Officer and Treasurer

CAMDEN SUMMIT PARTNERSHIP, L. P.
a Delaware limited partnership

By:	Camden Summit Inc.,
a Delaware corporation,
its General partner

By:
	Name:	Alexander J. Jessett
	Title:	Executive Vice President - Finance
Chief Financial Officer and Treasurer

EXHIBIT G - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 12

EXHIBIT H
FORM OF
AMENDED AND RESTATED CONTRIBUTION AGREEMENT
THIS AMENDED AND RESTATED CONTRIBUTION AND INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of August 7, 2015, is made and executed by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust (“Borrower”), each of the GUARANTOR SUBSIDIARIES of Borrower listed on the signature pages hereof or on any supplements or amendments to this Agreement as listed on Schedule A hereto, as Schedule A is amended and supplemented at any time and from time to time to include additional Guarantor Subsidiaries of Borrower as a party hereto (each such Guarantor Subsidiary now or hereafter becoming a party to this Agreement being referred to herein individually as a “Guarantor Subsidiary” and collectively as the “Guarantor Subsidiaries”), and Bank of America, N.A., a national banking association (“Administrative Agent”), as Administrative Agent for and on behalf of all Lenders from time to time party to that certain Second Amended and Restated Credit Agreement (as modified, amended, supplemented or restated from time to time, the “Credit Agreement”) of even date herewith, by and among Borrower, Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and various lenders from time to time party thereto (the “Lenders”). Each of the Guarantor Subsidiaries and Borrower are hereinafter sometimes referred to individually as a “Credit Party,” and collectively as the “Credit Parties.” This Agreement amends and restates that certain Contribution and Indemnification Agreement dated September 22, 2011 executed by Borrower and Guarantor Subsidiaries (as defined therein) in connection with the Existing Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
WITNESSETH:
WHEREAS, each of the Guarantor Subsidiaries desires to protect itself against any event whereby it would be held liable under its guaranty thereof or otherwise for the indebtedness and obligations of any one or more of the Credit Parties under the Credit Agreement and the other Loan Documents, other than to the extent of the benefit received by it thereunder, and to provide by this Agreement an agreement to contribute and indemnify by and to each other to accomplish such result; and
WHEREAS, the Credit Parties have determined that valuable benefits will be derived by the Credit Parties as a result of the extensions of credit to be made available to or for the use of the Credit Parties pursuant to the Credit Agreement.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, each of the Credit Parties agrees as follows:
ARTICLE I.

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

DEFINITIONS AND INTERPRETATION
1.01    Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned to such term below in this Section 1.01:
“Contribution Percentage” means for each Indemnitor the percentage obtained by dividing such Indemnitor’s Obtained Benefit by the aggregate Obtained Benefit of all Guarantor Subsidiaries.
“Excess Payments” has the meaning assigned to such term in Section 2.01.
“Indemnitee” has the meaning assigned to such term in Section 2.01.
“Indemnitor” has the meaning assigned to such term in Section 2.01.
“Obtained Benefit” has the meaning assigned to such term in Section 2.01.
1.02    References. References in this Agreement to Article or Section numbers shall be to Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Article or Section in which such reference appears. References in this Agreement to “includes” or “including” shall mean “includes, without limitation,” or “including, without limitation,” as the case may be. References in this Agreement to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation to which reference is made.
1.03    Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.
ARTICLE II.
TERMS OF CONTRIBUTION AND INDEMNIFICATION
2.01    Contribution and Indemnification. Pursuant to the terms of the Credit Agreement, Borrower has been extended credit. In connection with such Credit Facilities, and as a condition to Administrative Agent and Lenders entering into the Credit Agreement and making Loans or issuing Letters of Credit thereunder, the Guarantor Subsidiaries have jointly and severally guaranteed payment in full of the Obligations (as defined in the Credit Agreement). The board of directors, managers or partners, as the case may be, of each Guarantor Subsidiary has determined that such Guarantor Subsidiary will receive direct and/or indirect benefits from the making of Loans or issuance of Letters of Credit pursuant to the Credit Agreement. The aggregate amount of benefits obtained directly or indirectly by any Credit Party, and not repaid by Borrower or another Credit

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 2

Party, is referred to herein as the “Obtained Benefit.” In the event that any Guarantor Subsidiary (in such capacity, an “Indemnitee”) pays (whether through direct payments or as a result of providing collateral for the Obligations) any amounts on the Obligations in excess of such Guarantor Subsidiary’s Obtained Benefit (the “Excess Payments”), the Indemnitee shall be entitled to make demand on Borrower for such Excess Payments, and, to the extent not recovered from Borrower, to receive from each other Guarantor Subsidiary that received an Obtained Benefit (in such capacity, “Indemnitor”), such Indemnitor’s Contribution Percentage of the Excess Payment. If any Indemnitor is unable to pay the Contribution Percentage of the Excess Payment, each Guarantor Subsidiary agrees to make a contribution to the Indemnitee to the extent necessary so that each Guarantor Subsidiary shares equally the liability for such Excess Payment in relation to the relative Obtained Benefit received by such Guarantor Subsidiary. IN SUCH REGARD, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR SUBSIDIARY SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE OTHER GUARANTOR SUBSIDIARIES FROM AND AGAINST ANY AND ALL LIABILITY, CLAIMS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) ARISING WITH RESPECT TO THE OBLIGATIONS AND EXCEEDING THE INDEMNITEE’S OBTAINED BENEFIT OR CONTRIBUTION PERCENTAGE THEREOF AS PROVIDED HEREIN.
2.02    Payments. Any amount due to an Indemnitee by an Indemnitor or Credit Party under this Agreement shall be due and payable within ten (10) days of demand therefore by the relevant Indemnitee. All payments to be made by any Indemnitor under this Agreement shall be made to such Indemnitee at Borrower’s principal office in Dallas, Texas, in immediately available funds, not later than 2:00 p.m., Dallas, Texas time, on the date on which such payment shall come due.
2.03    Non-Exclusive Remedy. The remedies available to any Indemnitee pursuant to the provisions of this Article II are not exclusive and, in such regard, any Indemnitee shall be entitled to join any Indemnitor as a party to any proceeding involving such Indemnitee, any Indemnitor or Administrative Agent or the Lenders, including for purposes of enforcement of the provisions of this Agreement.
2.04    Term. The term of this Agreement shall commence as of the date hereof and continue in effect until all Obligations are terminated or extinguished (but not by reason of the payment of the Obligations by any party hereto in a proportion other than as specified in Section 2.01).
2.05    Subordination. Any amounts owed by any Credit Party to any other Credit Party under this Agreement shall be subordinate to the Obligations as more particularly set forth in Section 5 of each of the Guaranty Agreements executed by Guarantor Subsidiaries pursuant to the Credit Agreement.
ARTICLE III.
MISCELLANEOUS PROVISIONS

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 3

3.01    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the Lenders, and their respective heirs, legal representatives, and assigns of any of them.
3.02    Amendments; Waivers. Subject to Section 3.13 hereof, neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated verbally, but rather, only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.
3.03    Non-Waiver. It is understood and agreed that any delay, waiver, or omission by any party hereto to exercise any right or power arising hereunder shall not be construed to be a waiver by such party of any subsequently arising right or power hereunder.
3.04    No Impairment of Guaranties or Primary Liability. This Agreement shall not in any way be deemed to limit, alter or otherwise affect the terms and provisions of the Guaranty of the Guarantor Subsidiaries or any other Guaranty of the Obligations, or to affect the Guarantor Subsidiaries’ obligations and agreements thereunder in favor of Administrative Agent and the Lenders; or to affect or impair in any way the Borrower’s primary liability for the Obligations or any of the Guarantor Subsidiaries’ rights of contribution and indemnity as against the Borrower, or any common law or other rights of contribution and indemnity as against other Guarantor Subsidiaries.
3.05    Notices. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall be hand delivered or sent by overnight courier, certified mail (return receipt requested), or telefax to the other party(ies) at the relevant address set forth in the Credit Agreement. Any party shall have the right to change the address to which notice shall be sent or delivered to it hereunder by similar notice sent in like manner to the other parties. A notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by certified mail or overnight courier, on the date of receipt by a responsible person at the address of the recipient; or (c) if sent by telefax, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefax was sent indicating that the telefax was sent in its entirety to the recipient’s telefax number.
3.06    Attorneys’ Fees. In the event any dispute between any of the parties to this Agreement should result in litigation or any other proceeding (including arbitration and mediation), the prevailing party shall be reimbursed by the nonprevailing party for all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal or enforcement thereof.
3.07    Severability. If any term or provision of this Agreement or application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 4

3.08    Time of the Essence. The parties to this Agreement agree that time is of the essence to the performance of the obligations of the parties hereunder.
3.09    ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, BOTH WRITTEN AND VERBAL, BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.
3.10    JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN DALLAS, DALLAS COUNTY, TEXAS, AND EACH PARTY HERETO HEREBY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION 3.10.
3.11    GOVERNING LAW. TO THE EXTENT THAT THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, THIS AGREEMENT, TOO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES OF SUCH LAWS.
3.12    Counterparts. This Agreement and all amendments hereto may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.
3.13    Agreement to Supplement. The Credit Parties acknowledge and agree that this Agreement may be amended and supplemented from time to time to add additional Guarantor Subsidiaries of Borrower as Guarantor Subsidiaries party to this Agreement, and Administrative Agent shall be entitled to supplement this Agreement, the signature pages hereof and Schedule A hereto, without action or joinder of any other parties hereto, to reflect the addition hereto of such additional Guarantor Subsidiaries, whereby any such Guarantor Subsidiary shall become a Guarantor Subsidiary and a Credit Party hereunder for all purposes
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 5

[Remainder of page intentionally blank. Signatures appear on following page.]

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first hereinabove written.

BORROWER:
CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:
Name:
Title:

GUARANTOR SUBSIDIARIES:
CAMDEN USA, INC.,
a Delaware limited partnership

By:
Name:	Alexander J. Jessett
Title:	Executive Vice President - Finance, Chief
Financial Officer and Treasurer

CAMDEN OPERATING, L.P.,
a Delaware limited partnership

By	CPT-GP, INC.,
a Delaware corporation,
its General Partner

By:
	Name:	Alexander J. Jessett
	Title:	Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 7

CAMDEN REALTY, INC.,
a Delaware corporation

By:
Name:	Alexander J. Jessett
Title:	Executive Vice President - Finance, Chief
Financial Officer and Treasurer

CAMDEN SUMMIT PARTNERSHIP, L.P.,
a Delaware limited partnership

By	Camden Summit, Inc.
a Delaware corporation,
its General Partner

By:
	Name:	Alexander J. Jessett
	Title:	Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 8

SCHEDULE A
GUARANTOR SUBSIDIARIES
CAMDEN USA, INC., a Delaware corporation

CAMDEN OPERATING, L.P., a Delaware limited partnership

CAMDEN REALTY, INC., a Delaware corporation

CAMDEN SUMMIT PARTNERSHIP, L.P., a Delaware limited partnership

EXHIBIT H - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 9

EXHIBIT I
OPINION MATTERS
The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

•	Section 5.01(a), (b) and (c)

•	Section 5.02

•	Section 5.03

•	Section 5.04

•	Section 5.06

•	Section 5.14(b)

EXHIBIT I - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

EXHIBIT J-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT J - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

EXHIBIT J-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT J - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

EXHIBIT J-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT J - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1

EXHIBIT J-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 7, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Camden Property Trust, a Texas real estate investment trust (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT J - SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Camden Property Trust)	Page 1